                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                           DATED AS OF JANUARY 3, 2006

                                      AMONG

                             THE BISYS GROUP, INC.,
                                  AS BORROWER,

                            THE LENDERS PARTY HERETO,

                                   ----------

                                       AND

                                 SUNTRUST BANK,
                             AS ADMINISTRATIVE AGENT

                                   ----------

                         SUNTRUST CAPITAL MARKETS, INC.,
                        AS LEAD ARRANGER AND BOOK RUNNER

                                ALSTON & BIRD LLP
                           1201 WEST PEACHTREE STREET
                             ATLANTA, GEORGIA 30309

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                                TABLE OF CONTENTS

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ARTICLE 1. DEFINITIONS..........................................................     1
   SECTION 1.1   DEFINED TERMS..................................................     1
   SECTION 1.2   CLASSIFICATION OF LOANS AND BORROWINGS.........................    21
   SECTION 1.3   TERMS GENERALLY................................................    21
   SECTION 1.4   ACCOUNTING TERMS; GAAP.........................................    21

ARTICLE 2. THE   CREDITS........................................................    22
   SECTION 2.1   COMMITMENTS....................................................    22
   SECTION 2.2   LOANS AND BORROWINGS...........................................    22
   SECTION 2.3   REQUESTS FOR REVOLVING AND TERM BORROWINGS.....................    23
   SECTION 2.4   INTENTIONALLY DELETED..........................................    24
   SECTION 2.5   INTENTIONALLY DELETED..........................................    24
   SECTION 2.6   FUNDING OF BORROWINGS..........................................    24
   SECTION 2.7   TERMINATION, REDUCTION AND INCREASE OF REVOLVING COMMITMENTS...    25
   SECTION 2.8   REPAYMENT OF LOANS; EVIDENCE OF DEBT...........................    25
   SECTION 2.9   PREPAYMENT OF LOANS............................................    26
   SECTION 2.10  LETTERS OF CREDIT..............................................    28
   SECTION 2.11  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS.....    32

ARTICLE 3. INTEREST, FEES, YIELD PROTECTION, ETC................................    34
   SECTION 3.1   INTEREST.......................................................    34
   SECTION 3.2   INTEREST ELECTIONS.............................................    35
   SECTION 3.3   FEES...........................................................    36
   SECTION 3.4   ALTERNATE RATE OF INTEREST.....................................    37
   SECTION 3.5   INCREASED COSTS; ILLEGALITY....................................    38
   SECTION 3.6   BREAK FUNDING PAYMENTS.........................................    39
   SECTION 3.7   TAXES..........................................................    40
   SECTION 3.8   MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.................    41

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.......................................    42
   SECTION 4.1   ORGANIZATION; POWERS...........................................    42
   SECTION 4.2   AUTHORIZATION; ENFORCEABILITY..................................    42
   SECTION 4.3   GOVERNMENTAL APPROVALS; NO CONFLICTS...........................    42
   SECTION 4.4   FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE................    43
   SECTION 4.5   PROPERTIES.....................................................    43
   SECTION 4.6   LITIGATION AND ENVIRONMENTAL MATTERS...........................    43
   SECTION 4.7   COMPLIANCE WITH LAWS AND AGREEMENTS............................    44
   SECTION 4.8   INVESTMENT AND HOLDING COMPANY STATUS..........................    44
   SECTION 4.9   TAXES..........................................................    44
   SECTION 4.10  ERISA..........................................................    45
   SECTION 4.11  DISCLOSURE.....................................................    45
   SECTION 4.12  SUBSIDIARIES...................................................    45
   SECTION 4.13  INSURANCE......................................................    45
   SECTION 4.14  LABOR MATTERS..................................................    46
   SECTION 4.15  SOLVENCY.......................................................    46
   SECTION 4.16  FEDERAL RESERVE REGULATIONS....................................    46
   SECTION 4.17  THE SECURITY DOCUMENTS.........................................    47
   SECTION 4.18  SUBORDINATED NOTES.............................................    47

ARTICLE 5. CONDITIONS...........................................................    47
   SECTION 5.1   CLOSING DATE...................................................    47
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                                TABLE OF CONTENTS

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   SECTION 5.2   CONDITIONS TO EXTENSIONS OF CREDIT IN CONNECTION WITH
                    ACQUISITIONS PERMITTED UNDER SECTION 7.4(L) OF THIS CREDIT
                    AGREEMENT...................................................    50
   SECTION 5.3   EACH CREDIT EVENT..............................................    51
   SECTION 5.4   TERM LOAN FUNDING DATE.........................................    51

ARTICLE 6. AFFIRMATIVE COVENANTS................................................    52
   SECTION 6.1   FINANCIAL STATEMENTS AND OTHER INFORMATION.....................    52
   SECTION 6.2   NOTICES OF MATERIAL EVENTS.....................................    54
   SECTION 6.3   EXISTENCE; CONDUCT OF BUSINESS.................................    54
   SECTION 6.4   PAYMENT OF OBLIGATIONS.........................................    55
   SECTION 6.5   MAINTENANCE OF PROPERTIES......................................    55
   SECTION 6.6   BOOKS AND RECORDS; INSPECTION RIGHTS...........................    55
   SECTION 6.7   COMPLIANCE WITH LAWS...........................................    55
   SECTION 6.8   USE OF PROCEEDS................................................    55
   SECTION 6.9   INSURANCE......................................................    56
   SECTION 6.10  ADDITIONAL SUBSIDIARIES........................................    56
   SECTION 6.11  ENVIRONMENTAL COMPLIANCE.......................................    57
   SECTION 6.12  COLLATERAL GRANT...............................................    57
   SECTION 6.13  INFORMATION SERVICES GROUP.....................................    57
   SECTION 6.14  RECHARACTERIZED SUBSIDIARIES...................................    57

ARTICLE 7. NEGATIVE COVENANTS...................................................    58
   SECTION 7.1   INDEBTEDNESS; EQUITY SECURITIES................................    58
   SECTION 7.2   LIENS..........................................................    61
   SECTION 7.3   FUNDAMENTAL CHANGES; LINE OF BUSINESS; FISCAL YEAR.............    61
   SECTION 7.4   INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS......    62
   SECTION 7.5   ASSET SALES....................................................    65
   SECTION 7.6   SALE AND LEASE BACK TRANSACTIONS...............................    65
   SECTION 7.7   HEDGING AGREEMENTS.............................................    66
   SECTION 7.8   RESTRICTED PAYMENTS............................................    66
   SECTION 7.9   TRANSACTIONS WITH AFFILIATES...................................    66
   SECTION 7.10  RESTRICTIVE AGREEMENTS.........................................    67
   SECTION 7.11  AMENDMENT OF MATERIAL DOCUMENTS................................    67
   SECTION 7.12  FINANCIAL COVENANTS............................................    67

ARTICLE 8. EVENTS OF DEFAULT....................................................    68

ARTICLE 9. THE ADMINISTRATIVE AGENT.............................................    71
   SECTION 9.1   APPOINTMENT OF ADMINISTRATIVE AGENT............................    71
   SECTION 9.2   NATURE OF DUTIES OF ADMINISTRATIVE AGENT.......................    71
   SECTION 9.3   LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT...................    72
   SECTION 9.4   CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT.....................    72
   SECTION 9.5   RELIANCE BY ADMINISTRATIVE AGENT...............................    72
   SECTION 9.6   THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY............    72
   SECTION 9.7   SUCCESSOR ADMINISTRATIVE AGENT.................................    73
   SECTION 9.8   ADDITIONAL AGENCIES; NO DUTIES IMPOSED UPON SYNDICATION AGENTS
                    OR DOCUMENTATION AGENTS.....................................    73

ARTICLE 10. MISCELLANEOUS.......................................................    74
   SECTION 10.1  NOTICES........................................................    74
   SECTION 10.2  WAIVERS; AMENDMENTS............................................    75
   SECTION 10.3  EXPENSES; INDEMNITY; DAMAGE WAIVER.............................    76
   SECTION 10.4  SUCCESSORS AND ASSIGNS.........................................    78
   SECTION 10.5  SURVIVAL.......................................................    80
   SECTION 10.6  COUNTERPARTS; INTEGRATION; EFFECTIVENESS.......................    81
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                                      (ii)

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                                TABLE OF CONTENTS

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   SECTION 10.7  SEVERABILITY...................................................    81
   SECTION 10.8  RIGHT OF SETOFF................................................    81
   SECTION 10.9  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.....    82
   SECTION 10.10 WAIVER OF JURY TRIAL...........................................    82
   SECTION 10.11 HEADINGS.......................................................    83
   SECTION 10.12 INTEREST RATE LIMITATION.......................................    83
   SECTION 10.13 TREATMENT OF CERTAIN INFORMATION...............................    83

ARTICLE 11. COLLATERAL SECURITY.................................................    84
   SECTION 11.1  SECURITY OF BORROWER...........................................    84
   SECTION 11.2  SECURITY OF SUBSIDIARIES.......................................    84
   SECTION 11.3  VALIDITY OF LIENS..............................................    85
   SECTION 11.4  PERFECTION CERTIFICATES AND UCC SEARCH RESULTS.................    85
   SECTION 11.5  CERTIFICATES OF INSURANCE......................................    85


                                      (iii)

SCHEDULE

Schedule 1.1    Draft Financial Statements
Schedule 4.4    Exceptions to Financial Condition
Schedule 4.6    List of Disclosed Matters
Schedule 4.7    Exceptions to Compliance with Law and Agreements
Schedule 4.12   List of Subsidiaries
Schedule 4.13   List of Insurance
Schedule 7.1    List of Existing Indebtedness
Schedule 7.2    List of Existing Liens
Schedule 7.4    List of Existing Investments
Schedule 7.10   List of Existing Restrictions

EXHIBITS:

Exhibit A     Form of Assignment and Acceptance
Exhibit B     Form of Opinion of Counsel to the Loan Parties
Exhibit C     Form of Credit Request
Exhibit D-1   Form of Revolving Loan Note
Exhibit D-2   Form of Term Loan Note
Exhibit E     Form of Guarantee Agreement
Exhibit F     Form of Compliance Certificate
Exhibit G.    Form of Security Agreement
Exhibit H     Form of Pledge Agreement


                                      (iv)

     CREDIT AGREEMENT, dated as of January 3, 2006, among THE BISYS GROUP, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent").

                                   WITNESSETH:

          WHEREAS, the Borrower has requested that the Lenders make (i) a revolving loan facility to the Borrower the proceeds of which shall be used for, among other things, general corporate purposes and (ii) a term loan to the Borrower the proceeds of which shall be used to repay the Subordinated Notes (as defined below);

          WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to make such loans to the Borrower.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

          Section 1.1 Defined Terms

          As used in this Credit Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition Related Contingent Payment" means a payment constituting all or a portion of the purchase price payable in connection with an acquisition permitted by Section 7.4(l), the maximum aggregate potential amount of which payments cannot be determined in advance of the occurrence or non-occurrence after the closing date of such acquisition of certain contingencies.

          "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (i) LIBO Rate for such Interest Period by (ii) a percentage equal to 1.00 minus the Statutory Reserve Rate.

          "Administrative Agent" means SunTrust, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement Date" means the first date appearing in this Credit Agreement.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Margin" means, at all times from and after the Agreement Date and during the applicable periods set forth below: (i) with respect to ABR Revolving Borrowings and ABR Term Loan Borrowings, 0%, (ii) with respect to Eurodollar Revolving Borrowings, Eurodollar Term Loan Borrowings, and fees payable under Section 3.3(b): (A) 1.25% unless and until the Term Loan is funded and (B) in the event the Term Loan is funded: (w) from the funding date of the Term Loan through May 31, 2006, 2.00%, (x) from June 1, 2006 through August 31, 2006, 2.50%, (y) from September 1, 2006 through November 30, 2006, 3.00% and (z)
from December 1, 2006 through repayment, 3.50%.

          "Applicable Percentage" means, with respect to any applicable Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, an applicable Lender's Applicable Percentage shall be determined by dividing (i) the sum of such Lender's Revolving Credit Exposure by (ii) the sum of the aggregate amount of all applicable Lenders' Revolving Credit Exposures.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Asset Sale" shall mean any one or series of related transactions in which a the Borrower or any of its Subsidiaries conveys, transfers, assigns, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of Equity Interests of any Subsidiary other than to the Borrower or any of its Subsidiaries) whether owned on the Closing Date or thereafter acquired.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or in such other form as shall be acceptable to the Administrative Agent.

          "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and, if different, the date of termination of the Revolving Commitments.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means The BISYS Group, Inc., a Delaware corporation.

          "Borrowing" means Revolving Loans or Term Loans, as applicable, of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia and New York are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" of any Person means expenditures (whether paid in cash or other consideration or accrued as a liability) for fixed or capital assets (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and excluding any replacement assets acquired with the proceeds of insurance) made by such Person.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Casualty Event" shall mean with respect to any property (including any interest in property) of the Borrower and its Subsidiaries, any loss or destruction of, damage to, or condemnation or other taking of, such property for which the Borrower or the applicable Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

          "Change in Control" means (a) ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing 25% or more of the aggregate ordinary voting power or economic interests represented by the issued and outstanding equity securities of the Borrower on a fully diluted basis, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated or (c) any change in control (or similar event, however denominated) with respect to the Borrower or any of the Subsidiaries shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an outstanding principal amount in excess of $10,000,000 to which the Borrower or any Subsidiary is a party.

          "Change in Law" means (i) the adoption of any law, rule or regulation after the Agreement Date, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Agreement Date or (iii) compliance by any Credit Party (or, for purposes of Section 3.5(b), by any lending office of such Credit Party or by such Credit Party's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Agreement Date.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, as applicable.

          "Closing Date" means the date on which the conditions specified in
Section 5.1 are satisfied (or waived in accordance with Section 10.2).

          "Collateral" shall mean that personal property with respect to which any security interests or other liens or encumbrances have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledged Collateral and all Security Agreement Collateral.

          "Collateral Trigger Date" shall mean May 31, 2006; provided that the Term Loan has been funded.

          "Code" means the Internal Revenue Code of 1986.

          "Commitments" means, collectively, the Revolving Commitments, the Term Commitments and the Letter of Credit Commitments.

          "Compensation Financing" means, as to any Subsidiary which is a principal underwriter or distributor of shares of an Investment Company and is so designated in such Investment Company's then effective registration statement, either (i) the incurrence by such Subsidiary, as such principal underwriter or distributor, of Indebtedness, the proceeds of which are loaned by it to a broker or dealer entitled to compensation in connection with the sale of shares of such Investment Company, which loan is to be repaid by such broker or dealer at the time of its receipt of Contingent Deferred Sales Commissions or 12b-1 Fees to which such broker or dealer is entitled as a result of such sale or (ii) the sale by such Subsidiary as such principal underwriter or distributor of Contingent Deferred Sales Commissions or 12b-1 Fees to which such principal underwriter or distributor is entitled in connection with the sale of shares of such Investment Company.

          "Compliance Certificate" means a certificate, substantially in the form of Exhibit F.

          "Consolidated Adjusted EBITDA" means for any period, Consolidated EBITDA for such period plus the sum of, without duplication, to the extent deducted in determining

Consolidated EBITDA, an amount equal to (i) the total fees paid to Persons in connection with the acquisition of rights permitted by Section 7.4(k) made after the Closing Date (not in excess of $50,000,000 in the aggregate for all such fees for all such acquisitions), minus (ii) the amount thereof which would be amortized during such period if such fees were amortizable and assuming a five year useful life thereof.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus the sum of, without duplication, (i) Consolidated Interest Expense, (ii) provision for income taxes and (iii) depreciation, amortization and all other non-cash charges for such period of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP, each to the extent deducted in determining Consolidated Net Income for such period and minus the sum of non-cash gains for such period to the extent included in determining Consolidated Net Income for such period.

          "Consolidated Fixed Charges" means, for any period, the sum for such period of, without duplication, the following items, each for the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP: (i) all scheduled payments of principal of Indebtedness, (ii) all payments in respect of Capitalized Lease Obligations, (iii) Consolidated Interest Expense, (iv) Acquisition Related Contingent Payments (whether paid or accrued), and (iv) regularly scheduled principal payments on Subordinated Debt to the extent the same is permitted to be paid pursuant to the subordination provisions applicable thereto.

          "Consolidated Interest Expense" means, for any period, the sum of, without duplication, all interest (adjusted to give effect to all interest rate swap, cap, collar or other interest rate hedging arrangements and non-cash amortization of fees in connection therewith, all as determined on a consolidated basis in accordance with GAAP), paid or accrued in respect of Indebtedness of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP during such period.

          "Consolidated Net Income" means, for any period, the sum of, without duplication, net income of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

          "Consolidated Net Worth" means, at any date of determination, (i) the sum of all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date plus (ii) the amount of the SEC Penalties, to the extent that the SEC Penalties (x) otherwise reduce shareholders' equity and (y) are accrued but not paid.

          "Consolidated Senior Debt" means, at any date of determination, the aggregate funded Indebtedness (including Capital Lease Obligations) on such date of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP minus Subordinated Debt.

          "Consolidated Total Assets" means, at any date of determination, the total assets of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

          "Consolidated Total Debt" means, at any date of determination, the aggregate funded Indebtedness (including Capital Lease Obligations) on such date of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

          "Contingent Deferred Sales Commissions" means amounts owed by an Investment Company to the principal underwriter or distributor thereof (as designated in such Investment Company's then effective registration statement under the 1940 Act) as repayment for expenses incurred by such principal underwriter or distributor pursuant to a written plan adopted by the shareholders of such Investment Company.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

          "Credit Event" has the meaning assigned to such term in Section 5.3.

          "Credit Parties" means the Administrative Agent, the Issuing Bank and the Lenders.

          "Credit Request" means a Credit Request, substantially in the form of Exhibit C, or in such other form as shall be acceptable to the Administrative Agent.

          "Debt Issuance" shall mean any sale or issuance of Indebtedness by the Borrower or any of its Subsidiaries other than those permitted pursuant to Sections 7.1(a)(ii)-(xv).

          "Default" means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits, proceedings and environmental matters disclosed in Schedule 4.6.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Domestic Subsidiary" means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "Draft Financial Statements" shall mean draft financial statements containing the consolidated balance sheet and statements of income of the Borrower and the Subsidiaries as of and for the fiscal quarters ending March 31, 2005, June 30, 2005 and September 30, 2005, copies of which are attached hereto as Schedule 1.1.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interest" means (i) shares of corporate stock, partnership interests, membership interests and any other interest that confers on a Person the right to receive a share of the profits and losses of, or a distribution of the assets of, the issuing Person and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

          "Equity Issuance" shall mean the sale or issuance by the Borrower or any of its Subsidiaries of any of its Equity Interests, other than (a) any sale or issuance to the Borrower or any of its wholly-owned Subsidiaries, (b) any issuance pursuant to the exercise of options or warrants, (c) any issuance pursuant to any Employee Stock Purchase Plan, (d) any issuance pursuant to the conversion of any Subordinated Notes, (e) any issuance of options or warrants, and (f) any issuance as consideration for an acquisition.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(a) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;
(v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article 8.

          "Excluded Taxes" means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Credit Party, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Loan Party is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Credit Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 3.7(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such withholding tax pursuant to
Section 3.7(a).

          "Exempt Subsidiary" means each Subsidiary for so long as it is (i) a registered broker-dealer, (ii) engaged in the insurance business and subject to net capital rules or regulations of any Governmental Authority which would treat the Guarantee under the Guarantee Agreement as a liability for purposes thereof if such Subsidiary was a Subsidiary Guarantor, (iii) holding no assets and conducting no business, or (iv) any licensed or regulated Foreign Subsidiary engaged in the funds administration business.

          "Federal Funds Effective Rate" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by SunTrust as determined by SunTrust and reported to the Administrative Agent.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (i) an amount equal to Consolidated Adjusted EBITDA for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period minus Capital Expenditures made during such period by the Borrower and the Subsidiaries minus income taxes paid during such period to (ii) Consolidated Fixed Charges for such period.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Loan Party is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, commission, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranteed" has a meaning correlative thereto.

          "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit E, among the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Credit Parties.

          "Guarantee Documents" means the Guarantee Agreement and each other guarantee agreement, instrument or other document executed or delivered pursuant to Section 6.10 to guarantee any of the Obligations.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price swap, cap, collar, hedging or other like arrangement.

          "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable, obligations under equipment servicing agreements and license, royalty and similar fees, in each case incurred in the ordinary course of business),
(vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (x) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indemnitee" has the meaning assigned to such term in Section 10.3(b).

          "Information Services Group Sale" means the sale by the Borrower of all of its equity interests in BISYS Information Solutions, L.P. and BISYS Document Solutions, LLC to Open Solutions, Inc. pursuant to a Stock Purchase Agreement dated as of September 15, 2005, as amended, for approximately $470,000,000 (subject to adjustment).

          "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 3.2.

          "Interest Payment Date" means (i) with respect to any ABR Loan, the last day of each March, June, September and December, (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (iii) with respect to all Loans, the Maturity Date.

          "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such

Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing or a Term Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investment Company" means an investment company registered under the 1940 Act.

          "Issuing Bank" means SunTrust, in its capacity as issuer of Letters of Credit.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, (i) with respect to all of the applicable Lenders, the sum, without duplication, of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time and (ii) with respect to each applicable Lender, its Applicable Percentage of the amount determined under clause (i) above.

          "Lenders" means SunTrust, and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this Credit Agreement and any successive renewals or extensions thereof.

          "Letter of Credit Commitment" means, with respect to the Issuing Bank, the commitment of the Issuing Bank to issue Letters of Credit hereunder. The amount of the Issuing Bank's Letter of Credit Commitment is $10,000,000.

          "LIBO Rate" shall mean, for any applicable Interest Period with respect to any Eurodollar Borrowings, the rate per annum quoted at or about 11:00 a.m. (London, England time) two Business Days before the commencement of such Interest Period on that page of the Reuters, Telerate or Bloomberg reporting service (as then being used by the Administrative Agent to obtain such interest rate quotes) that displays British Bankers' Association interest settlement rates for deposits in the applicable currency of such Eurodollar Borrowing, or if such page or such service shall cease to be available, such other page or other service (as the case may be) for the purpose of displaying British Bankers' Association interest settlement rates as reasonably determined by the Administrative Agent upon advising the Borrower as to the use of any such other service. If for any reason any such settlement interest rate for such Interest Period is not available through any such interest rate reporting service, then "LIBOR" will be the rate at which the Administrative Agent is offered deposits for such applicable currency in the Dollar Equivalent of $3,000,000 for a period approximately equal to such Interest Period in the London interbank market at 10:00 a.m. (New York time) two Business Days before the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Credit Agreement, the Notes, the Security Documents, the Guarantee Documents and the documentation in respect of each Letter of Credit.

          "Loan Parties" means the Borrower and the Subsidiary Guarantors.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Credit Agreement.

          "Margin Stock" has the meaning assigned to such term in Regulation U.

          "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document, or (iii) the rights of or benefits available to any Credit Party under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than Indebtedness under the Loan Documents) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary, as applicable, would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means January 2, 2007.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Debt Issuance Proceeds" shall mean with respect to any Debt Issuance, the excess of the gross cash proceeds received by such Person for such Debt Issuance after deduction of all transaction expenses (including, without limitation, legal and accounting fees, underwriting discounts and commissions) actually incurred in connection with such Debt Issuance.

          "Net Cash Equity Issuance Proceeds" shall mean with respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all transaction expenses (including, without limitation, legal and accounting fees, underwriting discounts and commissions) actually incurred in connection with such Equity Issuance.

          "Net Cash Sale Proceeds" shall mean the net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all out-of-pocket fees, commissions and other expenses actually incurred in connection with such Asset Sale, including the amount of any transfer or documentary taxes required to be paid by such Person in connection with such Asset Sale, (b) all income, transfer or other taxes payable in connection with such Asset Sale, whether actually paid or estimated by the Borrower to be payable in connection with such Asset Sale, (c) all reserves required to be established in accordance with GAAP or the definitive agreements relating to such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations and (d) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) with respect to such assets transferred and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale.

          "1940 Act" means the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, as amended.

          "Notes" means, collectively, (i) with respect to each Lender's Revolving Loans, a promissory note evidencing such Lender's Revolving Loans payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit D-1 and
(ii) with respect to the Lender's Term Loans, a promissory note evidencing such Lender's Term Loans payable to the order of the Lender substantially in the form of Exhibit D-2.

          "Obligations" means (a) the due and punctual payment of (i) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and
(iii) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Credit Parties, or that are otherwise payable to any Credit Party, under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents and (c) unless otherwise agreed upon in writing by the applicable Lender party thereto, all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement entered into with a counterparty and that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into.

          "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

          "Participant" has the meaning assigned to such term in Section
10.4(e).

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Pending Restatement" shall mean the pending restatement of the Borrower's financial statements for the fiscal years ended June 30, 2002, 2003 and 2004, and the fiscal quarters ended September 30 and December 31, 2003 and 2004, as described in the Borrower's July 25, 2005 press release.

          "Perfection Certificates" shall mean the Perfection Certificates as defined in the Security Agreement.

          "Permitted Encumbrances" means:

               (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.4;

               (b) landlords', vendors', carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
     Section 6.4;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 8;

               (f) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

               (g) Liens in favor of a financial institution encumbering deposits (including the right of setoff) held by such financial institution in the ordinary course of its business and which are within the general parameters customary in the banking industry; and

               (h) Liens on Margin Stock to the extent that a prohibition on such Liens would violate Regulation U.

          "Permitted Investments" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent that such obligations are backed by the full faith and credit of the United States of America), in each case maturing within six months from the date of acquisition thereof;

               (b) dollar denominated investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with any Lender or any other bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating is (i) at least A-1 or the equivalent thereof from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto, or (ii) at least P-1 or the equivalent thereof from Moody's Investors Service, Inc. or any successor thereto;

               (c) investments in commercial paper maturing within six months from the date of acquisition thereof (i) issued by any Lender or any other bank satisfying the criteria described in clause (b) of this definition (or by the parent company thereof), (ii) issued by, or guaranteed by, any industrial or financial company whose unsecured non-credit supported commercial paper rating is (A) at least A-1 or the equivalent thereof from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto, or (B) at least P-1 or the equivalent thereof from Moody's Investors Service, Inc. or any successor thereto or
     (iii) guaranteed by any industrial or financial company with a long term unsecured non-credit supported senior debt rating of at least A or A 2, or the equivalent thereof, from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto or Moody's Investors Service, Inc. or any successor thereto;

               (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State of the United States of America or any political subdivision of any State or any public instrumentality thereof, in each case maturing within six months from the date of acquisition thereof and, at the time of acquisition thereof, having one of the two highest ratings obtainable from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto or Moody's Investors Service, Inc. or any successor thereto;

               (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with any Lender or any other bank satisfying the criteria described in clause (b) of this definition; and

               (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) of this definition.

          "Permitted Liens" has the meaning set forth in Section 7.2.

          "Permitted Notes" has the meaning set forth in Section 7.1(a)(xv).

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

          "Pledge Agreement" shall have the meaning provided in Section 4.17

          "Pledged Collateral" shall mean all of the "Pledged Collateral" as defined in the Pledge Agreement.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by SunTrust as its prime commercial lending rate at its principal office in Letter; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be lowest rate of interest charged by SunTrust in connection with extensions of credit to borrowers.

          "Prior Credit Agreement" means the Credit Agreement, dated as of March 31, 2004, as amended, among the Borrower, the Lenders party thereto, Bank of America N.A., as successor by merger to Fleet National Bank, JPMorgan Chase Bank, SunTrust, and Wachovia Bank, National Association, as documentation agents thereunder and The Bank of New York, as administrative agent thereunder.

          "Prior Loan Documents" means, collectively, the Prior Credit Agreement, all guarantees and other Loan Documents (as defined therein).

          "Recharacterized Subsidiary" shall mean a Domestic Subsidiary (which is not an Exempt Subsidiary) which, solely as a result of the finalization of the Pending Restatements, is determined to meet the thresholds for a Significant Subsidiary but was not identified by the Borrower as a Subsidiary Guarantor on the Agreement Date or Term Loan Funding Date because of its good faith belief that such Subsidiary did not meet the applicable thresholds for a Significant Subsidiary.

          "Register" has the meaning assigned to such term in Section 10.4(c).

          "Regulation D" means Regulation D of the Board.

          "Regulation T" means Regulation T of the Board.

          "Regulation U" means Regulation U of the Board.

          "Regulation X" means Regulation X of the Board.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having unused Commitments, LC Exposure and outstanding Loans representing greater than 50% of the sum of the unused Commitments, LC Exposure, and outstanding Loans of all Lenders.

          "Responsible Officer" means as to any Person, its President, Chief Financial Officer, Treasurer, General Counsel, Secretary, any Vice President, Assistant Secretary, Assistant Treasurer, or any other individual responsible for (i) the management of the Borrower or any of the Subsidiaries or (ii) monitoring or ensuring compliance with the Loan Documents.

          "Restricted Payment" means, as to any Person, (i) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (iii) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Indebtedness of such Person which is subordinated to the payment of the Obligations and (iv) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person.

          "Revolving Commitment" means, with respect to each Lender having a Revolving Commitment, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit in an aggregate outstanding amount not exceeding the amount of such Lender's Revolving Commitment as set forth on the signature page hereof, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, as such Revolving Commitment may be adjusted from time to time pursuant to
Section 2.7 or pursuant to assignments by or to such Lender pursuant to

Section 10.4. The initial aggregate amount of the Revolving Commitments on the Agreement Date is $100,000,000.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender's Revolving Loans and LC Exposure at such time.

          "Revolving Loan" means a loan referred to in Section 2.1(a) and made pursuant to Section 2.6.

          "Rule 12b-1" means Rule 12b-1 promulgated under the 1940 Act.

          "SEC Penalties" means any penalties imposed by the Securities and Exchange Commission in connection with the SEC Investigation.

          "SEC Investigation" shall mean the investigation by the Securities and Exchange Agreement of the Borrower and its Subsidiaries relating to marketing and distribution arrangements in the mutual fund services business.

          "Security Agreement" shall have the meaning provided in Section 4.17.

          "Security Agreement Collateral" shall mean all of the "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean the Security Agreements and the Pledge Agreements.

          "Significant Subsidiary" means any Subsidiary which, as of the last day of the most recently completed fiscal quarter, satisfies any one or more of the following three tests: (i) the Borrower's and the other Subsidiaries' investments in and advances to such Subsidiary exceed 10% of Consolidated Total Assets, (ii) the Borrower's and the other Subsidiaries' proportionate share of Consolidated Total Assets (after intercompany eliminations) consisting of the property of such Subsidiary exceeds 10% of Consolidated Total Assets or (iii) the Borrower's and the other Subsidiaries' equity in the income (not to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Subsidiary exceeds 10% of the income (to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, if subsequent to the Term Loan Funding Date, (i) the Borrower's and the other Subsidiaries' investments in and advances to all Significant Subsidiaries determined in accordance with clauses (i) through (iii) above is less than 90% of Consolidated Total Assets (excluding Consolidated Total Assets attributable to the Exempt Subsidiaries and Foreign Subsidiaries), or (ii) the Borrower's and the other Subsidiaries' proportionate share of Consolidated Total Assets (after intercompany eliminations) consisting of the property of all Significant Subsidiaries determined in accordance with clauses (i) through (iii) above is less than 90% of Consolidated Total Assets (excluding Consolidated Total Assets attributable to the Exempt Subsidiaries and Foreign Subsidiaries) or (iii) the Borrower's and the other Subsidiaries' equity in the income (not to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of all Significant Subsidiaries determined in accordance with clauses (i) through (iii) above is less than 90% of the income (to include losses) from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of the Borrower and the Subsidiaries (excluding Exempt Subsidiaries and Foreign Subsidiaries) determined on a consolidated basis in accordance with GAAP; then, the term "Significant Subsidiary" shall include such additional subsidiaries such that the 90% threshold set forth in the immediately preceding clauses (i), (ii) and/or (iii), as the case may be, is satisfied.

          "Statutory Reserve Rate" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Debt" means Indebtedness in respect of the Subordinated Notes.

          "Subordinated Indenture" means the Subordinated Indenture, dated as of March 14, 2001, by and between the Borrower and Chase Manhattan Trust Company, National Association, as Trustee, pursuant to which the Borrower issued $300,000,000 principal amount of Subordinated Notes.

          "Subordinated Notes" means the 4% Convertible Subordinated Notes, due March 15, 2006, and issued by the Borrower pursuant to the Subordinated Indenture.

          "Subsidiary" means, with respect to any Person (the "parent"), as of any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless the context indicates otherwise, each reference herein or in any of the other Loan Documents to "Subsidiary" shall be deemed a reference to a Subsidiary of the Borrower.

          "Subsidiary Guarantor" means any Domestic Subsidiary (other than an Exempt Subsidiary) that executes and delivers the Guarantee Agreement, in each case in accordance with

Sections 5.1(g) and 6.10; provided, that neither BISYS Information Solutions, L.P. nor BISYS Document Solutions LLC, shall be a Subsidiary Guarantor hereunder unless required by Section 6.13.

          "SunTrust" means SunTrust Bank.

          "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Term Commitment" means, with respect to each Lender having a Term Commitment, the commitment of such Lender to make a Term Loan in an amount not exceeding the amount of such Lender's Term Commitment as set forth on the signature page hereof or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable, as such Term Commitment may be adjusted from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. The aggregate amount of the Term Commitments on the Agreement Date is $300,000,000.

          "Term Loan" means a loan referred to in Section 2.1(b) and made pursuant to Section 2.6.

          "Term Loan Funding Date" means the date on which the Borrower borrows the Term Loan in accordance with Section 2.1(b).

          "Total Leverage Ratio" means, at any date of determination, the ratio of (i) Consolidated Total Debt on such date to (ii) Consolidated Adjusted EBITDA (as adjusted in the last sentence of this definition) for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period. For purposes of this definition, "Consolidated Total Debt" shall not include any Indebtedness incurred by the Borrower or any of the Subsidiaries in connection with Compensation Financings to the extent permitted by Section 7.1(a)(xi). To the extent that the SEC Penalties reduce Consolidated Net Income (and therefore Consolidated Adjusted EBITDA), for purposes of calculating the Total Leverage Ratio (i) for each four fiscal quarter period which includes the fiscal quarter in which the SEC Penalties have been accrued but not paid, the amount thereof shall be added to Consolidated Adjusted EBITDA for such four fiscal quarter period and (ii) for each four fiscal quarter period which includes the fiscal quarter in which the SEC Penalties are paid, the amount thereof shall be deducted from Consolidated Adjusted EBITDA for such four fiscal quarter period.

          "Transactions" means (i) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (ii) the borrowing of the Loans and the issuance of the Letters of Credit and (iii) the use of the proceeds of the Loans and the Letters of Credit.

          "12b-1 Fees" means all fees and distribution or other expenses incurred under a plan adopted pursuant to Rule 12b-1 under the 1940 Act.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to in the case of a Revolving Loan or Term Borrowing, the Adjusted LIBO Rate or the Alternate Base Rate.

          "UCC" shall mean the Uniform Commercial Code in effect from to time.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          Section 1.2 Classification of Loans and Borrowings

          For purposes of this Credit Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings may also be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          Section 1.3 Terms Generally

          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference to an "applicable Lender" means (i) in the case of Revolving Borrowings and Letters of Credit, Lenders having a Revolving Commitment, and (ii) in the case of Term Borrowings, Lenders having a Term Commitment or Term Loans.

          Section 1.4 Accounting Terms; GAAP

          Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless the context otherwise requires, any reference to a fiscal period shall refer to the relevant fiscal period of the Borrower.

                                   ARTICLE 2.

                                   THE CREDITS

          Section 2.1 Commitments

          (a) Subject to the terms and conditions hereof, each Lender having a Revolving Commitment agrees to make Revolving Loans to the Borrower in dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          (b) Subject to the terms and conditions hereof, each Lender having a Term Commitment severally agrees to make a Term Loan to the Borrower in dollars in a single draw on the Term Loan Funding Date in a principal amount not exceeding such Term Commitment. If the Term Loan is not funded on or before March 14, 2006, the Term Commitment shall automatically terminate. Term Loans which are prepaid or repaid, in whole or in part, may not be reborrowed.

          Section 2.2 Loans and Borrowings

          (a) Each (i) Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the applicable Lenders ratably in accordance with their respective Revolving Commitments and (ii) each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the applicable Lenders in accordance with their respective Term Commitments. The failure of any applicable Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Revolving Commitments and Term Commitments of the applicable Lenders are several, and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 3.4, each (i) Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as applicable and (ii) each Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as applicable, in each case as the Borrower may request in accordance with the provisions of this Credit Agreement. Each applicable Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Credit Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or the reimbursement of an LC Disbursement as contemplated by
     Section 2.10(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Credit Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          Section 2.3 Requests for Revolving and Term Borrowings

          (a) To request a Revolving Borrowing or a Term Borrowing, the Borrower shall deliver a Credit Request to the Administrative Agent by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) or notify the Administrative Agent by telephone, in each case to be promptly confirmed by the delivery to the Administrative Agent of a signed Credit Request (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Atlanta, Georgia time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., Atlanta, Georgia time, on the date of the proposed Borrowing. Each such Credit Request (including each such telephonic request) shall be irrevocable and shall specify the following information in compliance with
     Section 2.2:

               (i) the aggregate amount of the requested Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be a Revolving Borrowing or a Term Borrowing;

               (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 2.6.

          (b) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Credit Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          Section 2.4 Intentionally Deleted

          Section 2.5 Intentionally Deleted

          Section 2.6 Funding of Borrowings

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Atlanta, Georgia time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Subject to Section 5.3, the Administrative Agent will make such Loans available to the Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Credit Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.10(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6(a) or
     Section 2.10(e) and may, in reliance upon such assumption, make available to the Borrower or the Issuing Bank, as applicable, a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower or the Issuing Bank, as applicable, to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate that would be otherwise applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          Section 2.7 Termination, Reduction and Increase of Revolving
Commitments

          (a) Unless previously terminated, the Term Commitments shall terminate upon the earlier of (i) the making of the Term Loans on the Term Loan Funding Date or (ii) March 14, 2006, and the Revolving Commitments (together with the Letter of Credit Commitment) shall terminate on the last day of the Availability Period.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments, provided that (i) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.9, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments (ii) each such reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000, and (iii) any reduction of the Revolving Commitments to an amount below the LC Commitment shall be automatically reduce the LC Commitment on a dollar for dollar basis.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments -------- delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction, and any termination, of the Revolving Commitments shall be permanent and each reduction of the Revolving Commitments shall be made ratably among the applicable Lenders in accordance with their respective Revolving Commitments.

          Section 2.8 Repayment of Loans; Evidence of Debt

          (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Revolving Loan and Term Loan on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs
     (c) or (d) of this Section shall, to the extent not inconsistent with any entries made in the Notes, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Credit Agreement.

          (e) The Revolving Loans made by each Lender shall be evidenced by a Note payable to the order of such Lender, substantially in the form of Exhibit D-1 and Term Loans made by each Lender shall be evidenced by a Note payable to the order of such Lender, substantially in the form of Exhibit D-2. In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered assigns.

          Section 2.9 Prepayment of Loans

          (a) Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of a prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Atlanta, Georgia time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Atlanta, Georgia time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.7, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.7. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing under Section 2.9(a) shall, when added to the amount of each concurrent reduction of the Revolving Commitments and prepayment of Revolving Borrowings under such Sections, be in an integral multiple of $1,000,000 and not less than $3,000,000. Each partial prepayment of any Term Borrowing under Section 2.9(a) shall be in an integral multiple of $1,000,000 and not less than $3,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.1.

          (b) Mandatory Prepayments. Within five (5) Business Days of the receipt by the Borrower or any of its Subsidiaries of:

               (i) Net Cash Sale Proceeds from Asset Sales (other than Net Cash Sale Proceeds from (A) the sale or other disposition of inventory in the ordinary course of business consistent with past practices and (B) the sale or other disposition of equipment in the ordinary course of business, to the extent that the Borrower delivers a certificate to the Administrative Agent within two (2) Business Days after the date of receipt stating that such Net Cash Sale Proceeds shall be reinvested in the ordinary course of business in replacement assets in which the Administrative Agent shall have a perfected first priority security interest for the benefit of the Administrative Agent and the Lenders (subject only to Permitted Encumbrances) within a period specified in such certificate not to exceed one hundred eighty (180) days after the receipt of such Net Cash Sale Proceeds);

               (ii) Net Cash Equity Issuance Proceeds;

               (iii) Net Cash Debt Issuance Proceeds; or

               (iv) Cash proceeds received from Casualty Events (other than the proceeds of any business interruption insurance);

     the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to 100% of such Net Cash Proceeds from Asset Sales, Net Cash Equity Issuance Proceeds, Net Cash Debt Issuance Proceeds and cash proceeds received from Casualty Events, as the case may be, to be applied to the Term Loans and, if there are no outstanding amounts owed on the Term Loans, then to reduce the outstanding amount of the Revolving Loans with a corresponding permanent reduction to the Revolving Commitment by such amount; provided, however, that if a Default has occurred and is continuing, all such payments shall be applied pari passu to the outstanding Term Loan and the outstanding Revolving Loans, unless Lenders holding 50% or more of the Revolving Credit Commitments (or 50.1% of the Revolving Credit Exposures if the Commitments have been terminated) otherwise elect in writing; provided, further, however, that so long as the Term Loan has not been funded, the Subordinated Notes remain outstanding and no Default is continuing hereunder, the Borrower may use the proceeds from the Information Services Group Sale, any Net Cash Debt Issuance Proceeds and any Net Cash Equity Issuance Proceeds to prepay such Subordinated Notes prior to making any prepayments to the Revolving Loans. In addition, so long as the Term Loan has not been funded and no Default is continuing hereunder, no such mandatory prepayments shall be required to reduce the Revolving Loans (with a corresponding permanent reduction to the Revolving Commitment by such amount) other than 100% of Net Cash Debt Issuance Proceeds.

          (c) Prepayments Resulting from the Reduction of the Total Revolving Commitments. In the event of any partial reduction or termination of the Revolving Commitments, then (i) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Borrower and the applicable Lenders of the sum of the Revolving Credit Exposures and (ii) if such sum would exceed the total Revolving Commitments after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, prepay Revolving Borrowings in an amount sufficient to eliminate such excess.

          (d) Breakage Fees. All prepayments under this Section 2.9 shall be subject to Section 3.6, if applicable.

          Section 2.10 Letters of Credit

          (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Closing Date to the thirtieth Business Day preceding the last day of the Availability Period. In the event of any inconsistency between the terms and conditions of this Credit Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Credit Agreement shall control.

          (b) Notice of Issuance; Amendment; Renewal; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not later than three Business Days before the requested date of issuance, amendment, renewal or extension) a Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the LC Exposure shall not exceed the Letter of Credit Commitment and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the tenth Business Day preceding the last day of the Availability Period.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender having a Revolving Commitment, and each such Lender hereby acquires from the Issuing Bank, a participation in each Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that no Lender shall be obligated to make any payment to the Administrative Agent for any wrongful LC Disbursement made by the Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 p.m., Atlanta, Georgia time, on the date that such LC Disbursement is made, if the Borrower shall have received written notice (by hand delivery or telecopy) of such LC Disbursement prior to 12:00 noon, Atlanta, Georgia time, on such date, or if such written notice has not been received by the Borrower prior to such time on such date, then not later than 4:00 p.m., Atlanta, Georgia time, on (i) the Business Day that the Borrower receives such written notice, if such written notice is received prior to 12:00 noon, Atlanta, Georgia time, on the day of receipt or (ii) the Business Day immediately following the day that the Borrower receives such written notice, if such written notice is not received prior to such time on the day of receipt, provided that (A) in addition to such written notice, (x) the officers of the Administrative Agent primarily responsible for the administration of this Agreement shall, promptly after they receive notice that a draft in respect of such LC Disbursement has been presented to the Issuing Bank, use reasonable efforts to notify the Borrower of such draft by telephone and (y) the Administrative Agent shall, promptly after it receives notice that such LC Disbursement has been made, use reasonable efforts to notify the Borrower of such LC Disbursement by telephone prior to the delivery of such written notice, provided, further, that the failure of the Borrower to receive any such telephonic notice from the Administrative Agent or any officer thereof shall not in any manner affect the Borrower's obligation to reimburse such LC Disbursement in accordance with the terms of this Section, and (B) if such LC Disbursement is not less than $500,000, the Borrower may, subject to the conditions of borrowing set forth herein, request in accordance with
     Section 2.3 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment under this paragraph when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.6 with respect to Loans made by such Lender (and
     Section 2.6 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Credit Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, insufficient or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither any Credit Party nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify (which may include telephonic notice, promptly confirmed by facsimile) the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.1(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Cash Collateral. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article 8. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Credit Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposit shall not bear interest, nor shall the Administrative Agent be under any obligation whatsoever to invest the same, provided, however, that, at the request of the Borrower, such deposit shall be invested by the Administrative Agent in direct short term obligations of, or short term obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to the relevant LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Credit Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          Section 2.11 Payments Generally; Pro Rata Treatment; Sharing of
     Setoffs

          (a) Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, LC Disbursements, interest or fees, or of amounts payable under Sections 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 12:00 noon, Atlanta, Georgia time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office at 303 Peachtree Street, N.E., 25th Floor, Atlanta, Georgia 30308, or such other office as to which the Administrative Agent may notify the other parties hereto, except payments to be made to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 3.5, 3.6, 3.7 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees, each reduction of the Revolving Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the applicable Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Loans, unreimbursed LC Disbursements, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other applicable Lender, then the applicable Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans and participations in LC Disbursements, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from a Loan Party prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Credit Parties hereunder that such Loan Party will not make such payment, the Administrative Agent may assume that such Loan Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if such Loan Party has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.6(b) or 2.10(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party's obligations under such Sections until all such unsatisfied obligations are fully paid.

                                   ARTICLE 3.

                     INTEREST, FEES, YIELD PROTECTION, ETC.

          Section 3.1 Interest

          (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest in the case of a Eurodollar Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement obligation in respect of any LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Borrowings and Term Borrowings as provided in the preceding paragraph of this Section. In addition, notwithstanding the foregoing, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing, all outstanding principal of each Loan and all unreimbursed reimbursement obligations in respect of all LC Disbursements shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or to such unreimbursed reimbursement obligations in accordance with Section 2.10(h).

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than the prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) all accrued interest shall be payable upon termination of the Revolving Commitments and on the Maturity Date.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent clearly demonstrable error.

          Section 3.2 Interest Elections

          (a) Each Borrowing initially shall be of the Type specified in the applicable Credit Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Credit Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the applicable Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall deliver to the Administrative Agent a signed Interest Election Request in a form approved by the Administrative Agent (or notify the Administrative Agent by telephone, to be promptly confirmed by delivery to the Administrative Agent of a signed Interest Election Request) by the time that a Credit Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

          (c) Each such telephonic and written Interest Election Request shall be irrevocable and shall specify the following information:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          Section 3.3 Fees

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Revolving Commitment, an unused fee, which shall accrue at rate equal to .25% per annum multiplied by the daily amount of the unused Revolving Commitment of such Lender during the Availability Period; provided, that if such Lender continues to have any Revolving Credit Exposure after termination of its Revolving Commitment, then the unused fee shall continue to accrue on the amount of such Lender's unused Revolving Commitment from and after the termination of its Revolving Commitment, to the date that all of such Lender's Revolving Credit Exposure has been paid in full. Accrued unused fees shall be payable in arrears on the last day of each March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date after the Closing Date; provided further, that any unused fees accruing after the termination of its Revolving Commitments shall be payable on demand. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall not include any LC Exposure of such Lender.

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender having a Revolving Commitment a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, provided that for the purposes of this clause (ii) only, Letters of Credit shall be deemed to have been issued pursuant to this Credit Agreement. Accrued participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to each Credit Party, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon between the Borrower and such Credit Party.

          (d) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds. Fees and other amounts paid shall not be refundable under any circumstances.

          Section 3.4 Alternate Rate of Interest

          If prior to the commencement of any Interest Period for a Eurodollar
     Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by any Lender that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining its Loan included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Revolving Borrowing shall be ineffective and any Eurodollar Revolving Borrowing so requested to be continued shall be converted to an ABR Borrowing on the last day of the current Interest Period with respect thereto and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

          Section 3.5 Increased Costs; Illegality

          (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Credit Party or the London interbank market any other condition affecting this Credit Agreement, any Eurodollar Loans made by such Credit Party or any participation therein or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Credit Party of making or maintaining any Eurodollar Loan or to increase the cost to such Credit Party of issuing, participating in or maintaining any Letter of Credit hereunder or to increase the cost to such Credit Party or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered. Failure to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party's right to demand such compensation.

          (b) If any Credit Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Credit Party's capital or on the capital of such Credit Party's holding company, if any, as a consequence of this Credit Agreement or the Loans made, the Letters of Credit issued or the participations therein held, by such Credit Party to a level below that which such Credit Party or such Credit Party's holding company could have achieved but for such Change in Law (taking into consideration such Credit Party's policies and the policies of such Credit Party's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party or such Credit Party's holding company for any such reduction suffered.

          (c) A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Credit Party the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party's right to demand such compensation; provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Credit Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Credit Party's intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding any other provision of this Credit Agreement, if, after the Agreement Date, any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

               (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

               (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          Section 3.6 Break Funding Payments

          In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.9(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 3.8(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, provided, however, that, notwithstanding anything to the contrary herein, no such compensation shall be payable for any loss, cost or expense attributable to any payment made by the Borrower to the Administrative Agent under Section 2.6(b). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          Section 3.7 Taxes

          (a) Any and all payments by or on account of any obligation of any Loan Party hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that, if such Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Loan Party shall indemnify each Credit Party, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of such Loan Party under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Loan Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          Section 3.8 Mitigation Obligations; Replacement of Lenders

          (a) If any Credit Party requests compensation under Section 3.5, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, then such Credit Party shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Credit Party, such designation or assignment
     (i) would eliminate or reduce amounts payable pursuant to Section 3.5 or 3.7, as applicable, in the future and (ii) would not subject such Credit Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Credit Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Credit Party in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 3.5, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, in an aggregate amount in excess of $10,000, or if any Lender on three or more separate occasions fails to fulfill its obligations to fund any Revolving Loan or to participate in any LC Disbursement, in each case on the Business Day required therefor, then the Borrower may, at its sole expense (including the fees referred to in Section 10.4(b)) and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under the Loan Documents, to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.5 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Credit Parties that:

          Section 4.1 Organization; Powers

          Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          Section 4.2 Authorization; Enforceability

          The Transactions are within the corporate, partnership or other analogous powers of each of the Borrower and the Subsidiary Guarantors to the extent it is a party thereto and have been duly authorized by all necessary corporate, partnership or other analogous and, if required, equityholder action. Each Loan Document has been duly executed and delivered by each of the Borrower and the Subsidiary Guarantors to the extent it is a party thereto and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

          Section 4.3 Governmental Approvals; No Conflicts

          The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries.

          Section 4.4 Financial Condition; No Material Adverse Change

          (a) The Borrower has heretofore furnished to the Credit Parties its Draft Financial Statements. The Draft Financial Statements present fairly, in all material respects, the financial position and results of operations of the Borrower and consolidated Subsidiaries as of such dates and for the indicated periods in accordance with GAAP and are consistent with the books and records of the Borrower (which books and records are correct and complete), subject to year end audit adjustments and the absence of statements of cash flows and footnotes, and except as set forth in Schedule
     4.4 and except for any changes required which arise out of the Pending Restatement; provided that such changes in the aggregate will not result in
     (y) the Borrower's Consolidated EBITDA for the four fiscal quarters ending September 30, 2005, to be less than $163,000,000 or (z) the Borrower's Consolidated Net Worth (excluding any adjustments made in clause (ii) of the definition of Consolidated Net Worth) as of the fiscal quarter ending September 30, 2005 to be less than $651,000,000.

          (b) Since September 30, 2005, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, except for any changes required which arise out of the Pending Restatement provided that such changes in the aggregate will not result in
     (y) the Borrower's Consolidated EBITDA for the four fiscal quarters ending September 30, 2005, to be less than $163,000,000 or (z) the Borrower's Consolidated Net Worth (excluding any adjustments made in clause (ii) of the definition of Consolidated Net Worth) as of the fiscal quarter ending September 30, 2005 to be less than $651,000,000.

          Section 4.5 Properties

          (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and the Subsidiaries owns, or is entitled to use, all franchises, licenses, trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          Section 4.6 Litigation and Environmental Matters

          (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) have failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) have become subject to any Environmental Liability, (iii) have received notice of any claim with respect to any Environmental Liability or (iv) know of any basis for any Environmental Liability.

          (c) Since the date of this Credit Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          (d) Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of a Loan Party or any rights relating thereto.

          Section 4.7 Compliance with Laws and Agreements

          Except as disclosed on Schedule 4.7, each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          Section 4.8 Investment and Holding Company Status

          Neither the Borrower nor any of the Subsidiaries are (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          Section 4.9 Taxes

          Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          Section 4.10 ERISA

          No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

          Section 4.11 Disclosure

          The Borrower has disclosed to the Credit Parties (i) all agreements, instruments and corporate or other restrictions to which it or any of the Subsidiaries is subject and (ii) all other matters known to it, in each case that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to any Credit Party in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          Section 4.12 Subsidiaries

          Schedule 4.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary on the Agreement Date and identifies each such Subsidiary as a Domestic Subsidiary, a Foreign Subsidiary, Exempt Subsidiary and/or a Significant Subsidiary (as determined as of the Agreement Date). As of the Term Loan Funding Date, the Borrower shall deliver a revised Schedule 4.12 setting forth the name of, and the ownership interest of the Borrower in, each Subsidiary on the Term Loan Funding Date and identifying each such Subsidiary as a Domestic Subsidiary, a Foreign Subsidiary, Exempt Subsidiary and/or a Significant Subsidiary (as determined as of the Term Loan Funding Date).

          Section 4.13 Insurance

          Schedule 4.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Agreement Date. As of the Agreement Date, all premiums in respect of such insurance that are due and payable have been paid.

          Section 4.14 Labor Matters

          As of the Agreement Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violations, individually and in the aggregate, would not be reasonably likely to result in a Material Adverse Effect. All material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

          Section 4.15 Solvency

          Immediately following the making of each Loan, if any, and the issuance of each Letter of Credit, if any, made or issued on the date thereof and after giving effect to the application of the proceeds of such Loan and such Letter of Credit, (a) the fair value of the assets of the Borrower and the Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of the Borrower and the Subsidiary Guarantors will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each of the Borrower and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date.

          Section 4.16 Federal Reserve Regulations

          (a) Neither the Borrower nor any of the Subsidiaries are engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. Immediately before and after giving effect to the making of each Loan, Margin Stock will constitute less than 25% of the Borrower's assets as determined in accordance with Regulation U.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase, acquire or carry any Margin Stock, (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X, or (iii) to make a loan to any director or executive officer of the Borrower or any Subsidiary.

          Section 4.17 The Security Documents

          (a) Upon execution and delivery of the Security Agreements by each of the Loan Parties, substantially in the form of Exhibit G hereto (the "Security Agreement"), the provisions of the Security Agreement are effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties in the Security Agreement Collateral described therein, and the Agent, for the benefit of the Lenders, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein to the extent the Security Agreement Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC as enacted in any relevant jurisdiction, subject to no other Liens other than Permitted Liens.

          (b) Upon execution and delivery of the Pledge Agreements by each of the Loan Parties, substantially in the form of Exhibit H hereto (the "Pledge Agreement"), the security interests created in favor of the Agent, as secured party, for the benefit of the Lenders, under the Pledge Agreement constitute first priority perfected security interests in the Pledged Collateral described therein, subject to no security interests of any other Person. Assuming the continued possession by the Agent of the Pledged Collateral constituting certificated securities, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Collateral under the Pledge Agreements.

          Section 4.18 Subordinated Notes

          The subordination provisions contained in the Subordinated Notes and the Subordinated Indenture are enforceable against the holders of the Subordinated Notes subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether enforcement is sought in equity or at law) and an implied covenant of good faith and fair dealing. As of the Agreement Date, all Obligations of the Borrower and the Subsidiary Guarantors constitute Designated Senior Indebtedness (as defined in the Subordinated Notes and the Subordinated Indenture).

                                   ARTICLE 5.

                                   CONDITIONS

          Section 5.1 Closing Date

          The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2), and in the case of the Term Loan, satisfaction of the conditions set forth in Section 5.4:

          (a) Credit Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement.

          (b) Notes. The Administrative Agent shall have received a Revolving Note and a Term Note for each Lender, signed on behalf of the Borrower.

          (c) Legal Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Credit Parties and dated the Closing Date) from Edward S. Forman, Esq., Senior Vice President, Secretary and Acting General Counsel of the Borrower and counsel to the Subsidiary Guarantors on behalf of the Loan Parties, substantially in the form of Exhibit B, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (d) Organizational Documents, etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the (i) organization, existence and good standing of each Loan Party (including a certificate of incorporation or formation of the Borrower and each Subsidiary Guarantor and a certificate of good standing (or comparable certificates) for the Borrower and each Subsidiary Guarantor, certified as of a recent date prior to the Closing Date, by the Secretaries of State (or comparable official) of the jurisdiction of its incorporation or formation), (ii) the authorization of the Transactions, (iii) the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (e) Officer's Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
     Section 5.3.

          (f) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (g) Guarantee Agreement. The Administrative Agent shall have received counterparts of the Guarantee Agreement signed on behalf of the Borrower and each Significant Subsidiary existing as of the Agreement Date (other than Exempt Subsidiaries, Foreign Subsidiaries, BISYS Information Solutions, L.P. and BISYS Document Solutions LLC) determined in accordance with the first sentence of the definition of Significant Subsidiary.

          (h) No Violation. The performance by each Loan Party of its obligations under each Loan Document shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any material agreement of any Loan Party or any other Subsidiary, and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, to the foregoing effects.

          (i) No Litigation. The Lenders shall be reasonably satisfied (i) that, except for the Disclosed Matters, there shall be no litigation or administrative proceeding, or regulatory development, that would reasonably be expected to have a material adverse effect on (a) the business, assets, operations, prospects, condition (financial or otherwise) or material agreements of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to any Credit Party under any Loan Document and (ii) with the current status of, and the terms of any settlement or other resolution of, any litigation or other proceedings brought against the Borrower or any Subsidiary by or on behalf of its subscribers or by any Governmental Authority relating to its business, and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, to the foregoing effects.

          (j) No Other Indebtedness or Equity Interests. After giving effect to the Transactions, none of the Borrower or any of the Subsidiaries shall have outstanding any shares of preferred equity securities or any Indebtedness other than as permitted under Section 7.1, and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, to the foregoing effects.

          (k) No Material Adverse Change. No material adverse change or material adverse condition in the business, assets, operations, properties, condition (financial or otherwise), liabilities (including contingent liabilities), prospects or material agreements of the Borrower and the Subsidiaries, taken as a whole, has occurred since September 30, 2005, except for events related to changes which may arise out of the completion of the Pending Restatement; provided that such changes in the aggregate will not result in (y) the Borrower's Consolidated EBITDA for the four fiscal quarters ending September 30, 2005, to be less than $163,000,000 or
     (z) the Borrower's Consolidated Net Worth (excluding any adjustments made in clause (ii) of the definition of Consolidated Net Worth) as of the fiscal quarter ending September 30, 2005 to be less than $651,000,000, and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of the Borrower, to the foregoing effects.

          (l) Pro Forma Compliance. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, setting forth reasonably detailed calculations demonstrating compliance with Section 7.12 on a pro forma basis immediately after giving effect to the Transactions to occur on the Closing Date.

          (m) Intentionally Omitted.

          (n) Engagement Documents. The Administrative Agent (or its counsel) shall have received from each party hereto, in form and substance satisfactory to the Administrative Agent a duly executed Fee Letter and Commitment Letter/Engagement Letter, each in form and substance satisfactory to the Administrative Agent.

          The Administrative Agent shall be entitled to assume that each of the conditions set forth in Sections 5.1(i) and 5.1(k) have been satisfied unless it shall have received notice expressly to the contrary from a Credit Party or a Loan Party. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., Atlanta, Georgia time, on January 4, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          Section 5.2 Conditions to Extensions of Credit in Connection with Acquisitions Permitted under Section 7.4(l) of this Credit Agreement

          In addition to the satisfaction on the Closing Date of the conditions set forth in Section 5.1 and the satisfaction of the conditions set forth in
Section 5.3, the obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend a Letter of Credit, in each case where the proceeds of which are to be used directly or indirectly to make an acquisition permitted by Section 7.4(l) is subject to the satisfaction of the following conditions precedent as of the date of such Loan or such Letter of Credit:

          (a) The Person to be acquired is engaged in substantially the same or a related business as any Subsidiary of the Borrower, including the software, financial services, transaction processing and outsourcing businesses, or in the case of an acquisition of a business or assets, such business is substantially the same as or related to, or such assets are devoted to a business that is substantially the same as or related to, as the case may be, the business of any Subsidiary of the Borrower.

          (b) If the amount of such Borrowing exceeds $10,000,000 or the acquisition cost of the acquisition exceeds $20,000,000, the Administrative Agent and the Lenders shall have received historical financial statements of the Person or business to be acquired for not less than three years to the date of such acquisition or such lesser amount of time for which such statements exist.

          (c) The Administrative Agent shall have received a certificate (in form and substance satisfactory to the Administrative Agent) of a Financial Officer to the effect that (and including calculations in reasonable detail indicating that), on a pro forma basis after giving effect to such acquisition, (i) all of the representations and warranties in the Loan Documents will be true and correct, (ii) no Default shall have occurred and be continuing, and (iii) certifying compliance with subsections (a) and (b) of Section 5.3.

          (d) The Borrower shall have completed and filed with the Securities and Exchange Commission (i) the Pending Restatement and (ii) the annual financial statements for the fiscal year ending June 30, 2005.

          Section 5.3 Each Credit Event

          The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial Revolving Loan and the Term Loan), and of the Issuing Bank to issue, increase, amend, renew or extend a Letter of Credit, (each such event being called a "Credit Event") is subject to the satisfaction of the following conditions:

          (a) Representations. The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of such issuance, increase, amendment, renewal or extension, as applicable.

          (b) No Default. At the time of and immediately after giving effect to such Borrowing or such issuance, increase, amendment, renewal or extension, as applicable, no Default shall have occurred and be continuing.

          (c) Other Matters. The Administrative Agent shall have received such other documentation and assurances as shall be reasonably required by it in connection therewith, including reasonably satisfactory evidence that the Indebtedness under the Prior Loan Documents shall have been fully repaid, the Prior Loan Documents (including any Hedging Agreements issued by a lender or otherwise secured thereunder) shall have been canceled or terminated, the Borrower and each of the Subsidiaries shall have been released from all liability thereunder (other than indemnification obligations under the Prior Loan Documents which, by their terms, survive such termination and existing letters of credit issued under the Prior Loan Documents which have been fully cash collateralized).

Each Borrowing and each issuance, increase, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

          Section 5.4 Term Loan Funding Date

          The obligations of the Lenders to make the Term Loan shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

          (a) Credit Request. The Administrative Agent shall have received from the Borrower a Credit Request instructing the Administrative Agent to use the proceeds of the Term Loan to repay in full the obligations under the Subordinated Notes;

          (b) Pledged Collateral. The Administrative Agent shall have received duly executed Pledge Agreements from each applicable Loan Party, together with delivery of each certificated Equity Interests representing the Pledged Collateral, together with all other filings, recordings, deliveries of instruments, legal opinions and other actions necessary or desirable in the opinion of the Administrative Agent to create, protect and preserve the Administrative Agent's Lien in the Pledged Collateral, all in form and substance satisfactory to the Administrative Agent and its counsel; and

          (c) Subsidiary Guarantee. The Administrative Agent shall have received counterparts of the Guarantee Agreement signed on behalf of each Subsidiary required to become a Subsidiary Guarantor as a result of the funding of the Term Loan as contemplated by the second sentence in the definition of Significant Subsidiary and (ii) BISYS Information Solutions, L.P. and BISYS Document Solutions LLC to the extent required under Section 6.13, together with, in each case, such other documents, opinions and certificates reasonably requested by the Administrative Agent.

          (d) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Term Loan Funding Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

Notwithstanding the foregoing, the obligations of the Lenders to make the Term Loan shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., Atlanta, Georgia time, on March 14, 2006 (and, in the event such conditions are not so satisfied or waived, the Term Commitments shall terminate at such time).

                                   ARTICLE 6.

                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

          Section 6.1 Financial Statements and Other Information

          The Borrower will furnish to the Administrative Agent (with a copy thereof for each Lender, which shall be promptly delivered by the Administrative Agent to such Lender):

          (a) within 90 days after the end of each fiscal year beginning with fiscal year ending June 30, 2006, (i) its Form 10-K containing its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouseCoopers, LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) its Form 10-Q containing its consolidated balance sheet and related statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and (ii) unaudited financial information for each of the Borrower's business lines, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes; provided, however, that for any fiscal quarter, if the Form 10-Q for such fiscal quarter shall not have been filed by the Borrower, in lieu thereof the Borrower may deliver its draft consolidated balance sheet and related draft statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and (ii) unaudited financial information for each of the Borrower's business lines, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.12 (provided that for calculation for any financial covenants in Section 7.12 for any fiscal quarter, unless and until the Borrower shall have filed its Form 10-Q for any quarter relevant to the calculation, it shall use the Draft Financial Statements and the draft financial statements delivered to the Lenders for the applicable fiscal quarter in accordance with Section 5.1(b)), (iii) setting forth the name of each Domestic Subsidiary which is a Significant Subsidiary and certifying that such Subsidiary is a Subsidiary Guarantor or an Exempt Subsidiary, and (iv) stating whether any material change in GAAP or in the application thereof in any material respect has occurred since September 30, 2005 (until delivery of the audited financial statements in Section 6.1(a) and thereafter from the date of such audited financial statements), and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental

     Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

          (e) furnish to the Administrative Agent promptly such other information with documentation required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations (including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318), as from time to time may be reasonably requested by the Administrative Agent; and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

          Section 6.2 Notices of Material Events

          The Borrower will furnish to the Administrative Agent prompt written notice of the following (with a copy thereof for each Lender, which shall be promptly delivered by the Administrative Agent to such Lender):

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $2,000,000;

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

          (e) Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          Section 6.3 Existence; Conduct of Business

          The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

          Section 6.4 Payment of Obligations

          The Borrower will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          Section 6.5 Maintenance of Properties

          The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          Section 6.6 Books and Records; Inspection Rights

          The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          Section 6.7 Compliance with Laws

          The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, (a) duly and punctually comply with and perform and observe each and all of its applicable obligations in respect of the receipt, deposit, retention, segregation or disbursement of any cash it holds as a fiduciary ("Fiduciary Cash"), whether such obligations are imposed by law or not, and (b) not, in breach of any such obligation, pay or deliver any Fiduciary Cash to either Administrative Agent or any Lender or cause or permit any Fiduciary Cash to be applied to the payment of any of the Obligations.

          Section 6.8 Use of Proceeds

          (a) The proceeds of the Revolving Loans will be used only (i) to refinance or repay certain existing Indebtedness (ii) for repurchases by the Borrower of its capital stock provided that the Pending Restatement has been completed and filed and the Borrower is then current with all filings required to be filed with the Securities and Exchange Commission; (iii) for working capital of the Borrower and the Subsidiaries, (iv) to reimburse the Issuing Bank in respect of LC Disbursements and (v) to finance acquisitions permitted by Section 7.4(l). Letters of Credit shall be issued only in support of the obligation of the Borrower or a Subsidiary in favor of a beneficiary who has requested the issuance of a letter of credit (x) as a condition to a transaction entered into in the ordinary course of business, or (y) as support for Indebtedness permitted by Section 7.1(a) incurred by the Borrower in connection with an acquisition permitted by
     Section 7.4(l). Notwithstanding anything in any Loan Document to the contrary, the proceeds of the Revolving Loans may not be used to purchase, repay, prepay, redeem, acquire, defease or otherwise retire all or any portion of the Subordinated Notes. The proceeds of the Term Loans will be used only to repay all of the outstanding obligations under the Subordinated Notes.

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase, acquire or carry any Margin Stock, (ii) for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X or (iii) to make a loan to any director or executive officer of the Borrower or any Subsidiary.

          (c) The Borrower acknowledges that Lenders are subject to, among other laws, rules and regulations, Section 23A and Section 23B of the Federal Reserve Act, as amended from time to time, and hereby covenants and agrees not to use any Borrowing (or the proceeds thereof) or Letter of Credit for the specific purpose of benefiting or transferring any such Borrowing (or the proceeds thereof) or Letter of Credit to, any affiliate of any Lender, including without limitation, any Investment Company sponsored or organized by, or affiliated with any such Lender.

          Section 6.9 Insurance

          The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

          Section 6.10 Additional Subsidiaries

          If any Domestic Subsidiary (other than an Exempt Subsidiary) is formed or acquired after the Closing Date and such Subsidiary is a Significant Subsidiary or if any Domestic Subsidiary (other than an Exempt Subsidiary) becomes a Significant Subsidiary, or if any Exempt Subsidiary that is a Significant Subsidiary ceases to be an Exempt Subsidiary, the Borrower will notify the Administrative Agent in writing thereof within ten Business Days after the date on which such Domestic Subsidiary is formed or acquired, becomes a Significant Subsidiary or ceases to be an Exempt Subsidiary, as applicable, and the Borrower will cause such Domestic Subsidiary to execute and deliver the Guarantee Agreement (or otherwise become a party thereto in the manner provided therein) and each Security Document (or otherwise become a party thereto in the manner provided therein) within thirty days after the date on which such Subsidiary is formed or acquired, becomes a Significant Subsidiary or ceases to be an

Exempt Subsidiary, as applicable, together with such documents, certificates and legal opinions and take such other actions as the Administrative Agent shall require.

          Section 6.11 Environmental Compliance

          The Borrower shall, and shall cause each of the Subsidiaries to, use and operate all of its facilities and property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

          Section 6.12 Collateral Grant.

          (a) On or before the Term Loan Funding Date, the Borrower shall have taken all actions, and caused its Subsidiaries to take all actions, necessary or requested by the Administrative Agent (including delivery of the duly executed Pledge Agreements from each applicable Loan Party, together with all other filings, delivery of Pledged Collateral, recordings, deliveries of instruments, legal opinions and other actions necessary or desirable in the opinion of the Administrative Agent) to create, protect and preserve the Administrative Agents Lien in the Pledged Collateral as contemplated in Sections 11.(a), 11.2(b) and 11.3, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (b) On or before the Collateral Trigger Date, the Borrower shall have taken all actions, and caused its Subsidiaries to take all actions necessary or requested by the Administrative Agent (including delivery of the duly executed Security Documents from each applicable Loan Party, together with all other filings, recordings, deliveries of instruments, legal opinions and other actions necessary or desirable in the opinion of the Administrative Agent) to create, protect and preserve the Administrative Agents Lien in the Collateral as contemplated in Sections 11.(b), 11.2(b), 11.3, 11.5, 11.6 and 11,7 hereof, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          Section 6.13 Information Services Group.

          Provided that the Information Business Group Sale has not been consummated on or prior to the March 14, 2006, the Borrower shall cause each of BISYS Information Solutions, L.P. and BISYS Document Solutions, LLC to be added as additional Subsidiary Guarantors and to execute and deliver any documents, certificates and legal opinions reasonably requested by the Administrative Agent therewith.

          Section 6.14 Recharacterized Subsidiaries.

          Within 30 days of the filing of the financial statements in connection with the Pending Restatement, the Borrower shall cause each Recharacterized Subsidiary to become a Subsidiary Guarantor, and no Default shall be deemed to have occurred as a result of the failure of the Borrower to identify the Recharacterized Subsidiary as a Subsidiary Guarantor on the Agreement Date or the Term Loan Funding Date. Within such 30 day period, the Borrower shall cause such Recharacterized Subsidiary to execute and deliver the Guarantee Agreement (or otherwise become a party thereto in the manner provided therein) and each Security Document (or otherwise become a party thereto in the manner provided therein), together with such documents, certificates and legal opinions and take such other actions as the Administrative Agent shall require.

                                   ARTICLE 7.

                               NEGATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

          Section 7.1 Indebtedness; Equity Securities

          (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness under the Loan Documents;

               (ii) (A) Indebtedness existing on the date hereof and set forth in Schedule 7.1, including, except as set forth in the proviso below, refinancings thereof (other than the Subordinated Notes which shall not be permitted to be refinanced) but not increases in the amount of any thereof, provided that refinancings of such existing Indebtedness shall not be permitted unless the interest rate on any such refinanced Indebtedness is not in excess of the rate available for similar borrowings by similar borrowers at the time of the refinancing, the final maturity of such refinanced Indebtedness is not earlier than the Maturity Date, and if the Indebtedness being refinanced is subordinated to the Indebtedness under the Loan Documents, such refinanced Indebtedness shall be so subordinated on the same terms and to the same extent as such Indebtedness being so refinanced and (B) Indebtedness under the Prior Agreement and all agreements, instruments and other documents executed or delivered in connection therewith, provided that such Indebtedness is fully repaid on or before the Closing Date;

               (iii) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not exceed $10,000,000 at any time outstanding;

               (iv) Indebtedness of any Person that becomes a Subsidiary after the date hereof or which is otherwise incurred in connection with an acquisition permitted by Section 7.4(l), provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary or such acquisition, as applicable, and is not created in contemplation of or in connection with such Person becoming a Subsidiary, or such acquisition, as applicable, and (B) the aggregate principal amount of Indebtedness permitted by this clause (iv) shall not exceed $10,000,000 at any time outstanding;

               (v) Indebtedness of (A) the Borrower to any Domestic Subsidiary and of any Domestic Subsidiary to the Borrower or any other Domestic Subsidiary and (B) to the extent permitted by Section 7.4(d), the Borrower to any Foreign Subsidiary and of any Foreign Subsidiary to the Borrower or any other Foreign Subsidiary or Domestic Subsidiary;

               (vi) Guarantees by (A) the Borrower of Indebtedness of any Domestic Subsidiary and by any Domestic Subsidiary of Indebtedness of the Borrower or any other Domestic Subsidiary and (B) any Foreign Subsidiary of Indebtedness of the Borrower and by any Foreign Subsidiary of Indebtedness of any other Foreign Subsidiary or Domestic Subsidiary so long as such underlying Indebtedness is permitted hereby;

               (vii) Indebtedness of the Borrower incurred in connection with an acquisition permitted by Section 7.4(l), provided that (A) such Indebtedness is subordinated to the Indebtedness under the Loan Documents on terms and in form and substance satisfactory to the Administrative Agent and Required Lenders and (B) at the time of the incurrence thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing;

               (viii) Acquisition Related Contingent Payments incurred after the Closing Date with respect to acquisitions permitted by Section 7.4(l), which, at the time of the incurrence thereof, are commercially reasonable under the circumstances;

               (ix) Indebtedness of the Borrower under performance Guarantees of the obligations of the Subsidiaries, provided that (A) such Guarantee is required as a condition of a Person retaining the services of a Subsidiary of the Borrower, (B) the obligations which are Guaranteed are not financial obligations (other than financial obligations incurred in the ordinary course of business), and (C) to the extent that any such obligations are financial obligations, (1) such obligations are not in excess of $20,000,000 in the aggregate or (2) the Guarantee in respect of such obligations is in a form to be negotiated that is mutually satisfactory to the Administrative Agent and the Borrower;

               (x) Indebtedness of the Borrower in respect of operating or capital leases of one or more of the Subsidiaries provided that in the case of Guarantees in respect of Capital Lease Obligations, such Capital Lease Obligations are permitted to be incurred pursuant to clause (iii) above;

               (xi) Indebtedness of a Subsidiary of the Borrower in respect of Compensation Financings, provided that (A) at the time of the incurrence thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing, and (B) such Indebtedness shall be unsecured or, if secured, shall be secured only by the 12b-1 Fees and/or Contingent Deferred Sales Commissions to which such Subsidiary is entitled from the Investment Company or its shareholders which is the subject of such Compensation Financings;

               (xii) in addition to Indebtedness permitted under clause (iii) above, Capital Lease Obligations in connection with sale and leaseback transactions to the extent permitted by Section 7.6;

               (xiii) Intentionally Omitted;

               (xiv) Indebtedness of the Borrower or any of the Subsidiaries incurred in connection with a sale of receivables in respect of 12b-1 Fees and Contingent Deferred Sales Commissions, provided that at the time of the incurrence thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing;

               (xv) other unsecured Indebtedness of the Borrower (the "Permitted Notes") in an aggregate principal amount not in excess of $10,000,000; provided that (A) at the time of the incurrence thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing, (B) the maturity date thereof shall be later than the Maturity Date, (C) the covenants applicable thereto shall be no more restrictive to the Borrower and the Subsidiaries than the covenants in this Credit Agreement (D) the events of default applicable thereto shall be no more extensive than the Events of Default, and (E) prior to the issuance thereof the Borrower shall deliver a certificate of a Financial Officer demonstrating pro forma compliance with Section 7.12 (attaching calculations in reasonable detail).

          (b) The Borrower will not, and it will not permit any Subsidiary to,
     (i) issue any equity securities which are of a class or series that, either by its terms, by the terms of any security into which it is convertible or exchangeable at the option of the holder thereof by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time on or prior to the Maturity Date, or is convertible into or exchangeable at the option of the holder thereof for debt securities at any time prior to the Maturity Date (as from time to time extended), or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of equity securities of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of equity securities, except as permitted under Section 7.8.

          Section 7.2 Liens

          The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for the following (collectively, the "Permitted Liens"):

          (a) Liens created under the Loan Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 7.2, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by clause (iii) of Section 7.1,
     (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

          (f) Liens on receivables in respect of 12b-1 Fees and Contingent Deferred Sales Commissions to secure Indebtedness permitted by Section 7.1(a)(xiv).

          Section 7.3 Fundamental Changes; Line of Business; Fiscal Year

          (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the equity securities of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing:

               (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, any Subsidiary may merge into any Subsidiary Guarantor in a transaction in which such Subsidiary Guarantor is the surviving entity;

               (ii) any Subsidiary may merge with any Person in a transaction that is not permitted by clause (i) of this Section 7.3(a), provided that such merger is permitted by Section 7.4 or 7.5, as applicable;

               (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to any Subsidiary Guarantor;

               (iv) any Subsidiary that is not a Subsidiary Guarantor may merge into another Subsidiary that is not a Subsidiary Guarantor;

               (v) any Subsidiary Guarantor may merge into a Subsidiary that is not a Subsidiary Guarantor; provided, that the surviving entity of such merger shall become a Subsidiary Guarantor prior to the effectiveness of such merger; and

               (vi) the Borrower or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets in a transaction that is not permitted by clause (iii) of this Section 7.3(a), provided that such sale, transfer, lease or other disposition is also permitted by Section 7.5.

          (b) The Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Credit Agreement and businesses directly related thereto.

          (c) The Borrower will not, and will not permit any of the Subsidiaries to, change its fiscal year, provided that a Subsidiary whose fiscal year end is not June 30 may change to a June 30 fiscal year end.

          Section 7.4 Investments, Loans, Advances, Guarantees and Acquisitions

          The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions (including pursuant to any merger)) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) investments existing on the date hereof and set forth in Schedule 7.4;

          (c) investments made (i) by the Borrower in the equity securities of any wholly-owned Domestic Subsidiary, (ii) by any wholly-owned Domestic Subsidiary in the equity securities of any other wholly-owned Domestic Subsidiary, (iii) by the Borrower or any Domestic Subsidiary in the equity securities of any wholly-owned Foreign Subsidiary provided that the aggregate amount of such investments shall not exceed $5,000,000, and (iv) by any wholly-owned Foreign Subsidiary in the equity securities of any other wholly-owned Subsidiary;

          (d) loans or advances made (i) by the Borrower to any wholly-owned Domestic Subsidiary, (ii) by any wholly-owned Domestic Subsidiary to the Borrower or any wholly-owned Domestic Subsidiary, (iii) by any wholly-owned Foreign Subsidiary to another wholly-owned Foreign Subsidiary, and (iv) by the Borrower or any Subsidiary Guarantor to any Foreign Subsidiary; provided that (A) such loans or advances shall be repayable on -------- demand, (B) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (C) the outstanding principal amount of loans and advances described in clause (iv) shall not exceed $20,000,000 outstanding at any time, (D) at such time as the aggregate amount of loans and advances described in clause (iv) shall exceed $10,000,000, demand promissory notes evidencing all loans and advances described in clause (iv) shall be pledged as collateral to the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent and (E) the Borrower shall not permit any Subsidiary that is an Investment Company within the meaning of the 1940 Act or a Person deemed to be an "investment company" to incur Indebtedness described in this subsection (d) as a result of the Borrower or any other Subsidiary making an investment in such Subsidiary with the proceeds of Loans or Letters of Credit;

          (e) acquisitions made by the Borrower from any Domestic Subsidiary and made by any Domestic Subsidiary from the Borrower or any other Domestic Subsidiary;

          (f) investments consisting of loans to employees of the Borrower or any of the Subsidiaries made in the ordinary course of business, provided that at the time of such loans and immediately after giving effect thereto no Default shall have occurred and be continuing, provided further that no such loans shall be made to any director or executive officer of (i) the Borrower or (ii) any Subsidiary, in each case to the extent it will be a violation of applicable law;

          (g) investments consisting of minority interests in Persons substantially the same or a related business to that of the Borrower or any of the Subsidiaries in an aggregate amount not to exceed $20,000,000, provided that at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing;

          (h) investments in shares of an Investment Company for which a Subsidiary is a principal underwriter named in such Investment Company's registration statement under the 1940 Act, provided that (i) such shares are acquired by such Subsidiary prior to the public offering of such Investment Company's shares, (ii) such shares are acquired by such Subsidiary solely for purposes of enabling such Investment Company to satisfy the net worth requirement of Section 14(a)(1) of the 1940 Act, and (iii) the amount paid for such shares is limited to the amount necessary to enable such Investment Company to satisfy the net worth requirement of Section 14(a)(1) of the 1940 Act plus an additional $20,000,000 in the aggregate for all such investments, it being understood that nothing herein shall require the sale of any such shares;

          (i) investments in shares of open end management Investment Companies, provided that after giving effect to any such investment, the consideration paid for such shares, when aggregated with the consideration paid for all other such shares then held by the Borrower and the Subsidiaries, shall not exceed 10% of the value of Consolidated Total Assets as at such time of such investment;

          (j) in addition to investments permitted by subsection (c) above, capital contributions by the Borrower or any Subsidiary thereof to Exempt Subsidiaries (other than a Subsidiary of the Borrower that is an Exempt Subsidiary solely because of the applicability of clause (iii) of the definition of "Exempt Subsidiary"), provided that (i) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, and (ii) the amount of any such investment shall not exceed the amount necessary to meet the net capital requirements applicable to such Exempt Subsidiaries;

          (k) acquisitions by the Borrower or any Subsidiary of rights under a contract or group of related contracts with a customer that had previously been a party to a similar contract or group of contracts with another Person with respect to which the Borrower or such Subsidiary has agreed to pay a fee to such Person upon the successful negotiation, execution and delivery of a replacement contract or group of contracts with such customer within a specified period of time provided, that (i) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (ii) the Total Leverage Ratio on a pro forma basis for the period of four consecutive quarters immediately succeeding the date on which such rights are acquired satisfies the applicable ratio set forth in
     Section 7.12(a) and (iii) the Administrative Agent and the Lenders shall have received a certificate (in form and substance satisfactory to the Administrative Agent) of a Financial Officer of the Borrower to the foregoing effect, setting forth calculations in reasonable detail; and

          (l) in addition to the acquisition of rights described in subsection
     (k) above, other investments, loans, advances, Guarantees and acquisitions, provided that (i) at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and (ii) in the case of an acquisition financed in whole or in part with the proceeds of Loans, the conditions set forth in Section 5.2 shall have been satisfied.

          Section 7.5 Asset Sales

          The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset, including any Equity Interests, nor will the Borrower permit any of the Subsidiaries to issue any additional shares of its equity securities, except:

          (a) sales, transfers, leases and other dispositions of inventory, used or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

          (b) sales, transfers, leases and other dispositions made by the Borrower to any Domestic Subsidiary and made by any Domestic Subsidiary to the Borrower or any other Domestic Subsidiary;

          (c) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, other sales, transfers, leases and other dispositions of assets, provided that (i) the assets sold, transferred, leased or otherwise disposed of shall have (x) contributed less than 15% of Consolidated EBITDA during the immediately preceding four fiscal quarters and (y) represent less than 15% of Consolidated Total Assets as of the most recently completed fiscal quarter, (ii) the aggregate fair market value of all assets, sold, transferred, leased or otherwise disposed of in reliance upon this subsection (d) shall not exceed 15% of Consolidated Total Assets as of the most recently completed fiscal quarter, and (iii) all sales, transfers, leases and other dispositions permitted by this subsection (d) shall be made for fair value and solely for cash consideration;

          (d) sales in respect of sale and leaseback transactions to the extent permitted by Section 7.6;

          (e) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, sales of receivables in respect of 12b-1 Fees and Contingent Deferred Sales Commissions, provided that any Indebtedness incurred in connection with such receivables shall be permitted by Section 7.1(a)(xiv);

          (f) the Information Services Group Sale provided the proceeds are applied in accordance with Section 2.9.

          Section 7.6 Sale and Lease Back Transactions

          The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred if the aggregate amount of rental payments to be made in connection with all such transactions would exceed $20,000,000 in the aggregate.

          Section 7.7 Hedging Agreements

          The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business (including those entered into specifically in connection with one or more underlying business transactions) to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          Section 7.8 Restricted Payments

          The Borrower will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, except that:

          (a) the Borrower may declare and pay dividends with respect to its equity securities payable solely in additional shares of its equity securities;

          (b) any wholly-owned Subsidiary may declare and pay dividends with respect to its equity securities to the Borrower or any other Subsidiary;

          (c) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, the Borrower may repurchase shares of its Equity Interests (including repurchases in connection with the exercise of options granted to an employee of the Borrower or any of its Subsidiaries under any stock option or employee stock purchase plan of the Borrower); provided that such shares are used as consideration for an acquisition permitted by Section 7.4(l) within one hundred and twenty (120) days of such repurchase;

          (d) if at the time thereof and immediately after giving effect thereto
     (x) no Default shall have occurred and be continuing, (y) the Information Services Group Sale shall have been consummated and (z) the Subordinated Notes have been repaid in full, the Borrower may repurchase shares of its Equity Interests, not subject to or included in the limitation set forth in subsection 7.8(c), in an aggregate amount not in excess of $100,000,000 in any fiscal year; and

          (e) the Borrower may make regularly scheduled payments of interest on the Subordinated Notes to the extent permitted by the subordination terms applicable thereto.

          Section 7.9 Transactions with Affiliates

          The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arms length basis from unrelated third parties, provided that this Section shall not apply to any transaction that is permitted under Section 7.1, 7.3, 7.4, 7.5 or 7.8, between or among the Loan Parties and not involving any other Affiliate.

          Section 7.10 Restrictive Agreements

          The Borrower will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its equity securities or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Credit Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause
(a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Credit Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of this Section shall not apply to customary provisions in leases restricting the assignment thereof.

          Section 7.11 Amendment of Material Documents

          The Borrower will not, and will not permit any Subsidiary to, amend or modify its certificate of incorporation, by laws or other organizational documents, other than amendments, modifications or waivers that would not reasonably be expected to adversely affect the Credit Parties.

          Section 7.12 Financial Covenants

          (a) Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio at any time (i) to be greater than 2.50:1.00 until such time as the Borrower shall have completed and filed with the Securities and Exchange Commission the Pending Restatement and shall have filed with the Securities and Exchange Commission all of its annual and quarterly reports that are required to have been filed at such time, and (ii) thereafter to be greater than 3.00:1.00.

          (b) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 2.00:1.00.

          (c) Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as of the last day of each fiscal quarter to be less than the sum, without duplication, of (i) $651,000,000 plus (ii) 60% of Consolidated Net Income (if positive) for each fiscal quarter commencing after September 30, 2005 to the date of such determination (exclusive of any gain realized in respect of the Information Services Group Sale), plus (iii) 30% of the gain, net of taxes, realized in respect of the Information Services Group Sale, plus (iv) with respect to any issuance of by the Borrower of Equity

     Interests (other than treasury stock) after August 1, 2005, (A) in the case of any such issuance in connection with an acquisition, 85% of the total increase in its stockholder's equity as a result of such acquisition and
     (B) in all other cases, 85% of the total net proceeds received by it from such issuance.

                                   ARTICLE 8.

                                EVENTS OF DEFAULT

          If any of the following events (each an "Event of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or on any reimbursement obligation in respect of any LC Disbursement or any fee, commission or any other amount (other than an amount referred to in clause
     (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any other Subsidiary in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.3, 6.8, 6.10 or 6.12 or in
     Article 7, or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any other Loan Document, in each case to which it is a party;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after a Responsible Officer of such Loan Party shall have obtained knowledge thereof;

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case after giving effect to any applicable grace period), provided that this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Significant Subsidiary or any other Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Significant Subsidiary or any other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower, any Significant Subsidiary or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Significant Subsidiary or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower, any Significant Subsidiary or any other Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower that does not dispute coverage) shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) any Loan Document shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder, or the Administrative Agent's Liens in a material portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Required Lenders;

          (n) a Change in Control shall occur;

          (o) The SEC Investigation results in a liability to the Borrower or its subsidiaries (whether through settlement, decree, or judgment) in excess of $30,000,000 or otherwise has a Material Adverse Effect;

          (p) The investigation of the Securities and Exchange Commission relating to the Pending Restatement results in the occurrence of a Material Adverse Effect; or

          (q) The Borrower shall have completed and filed with the Securities and Exchange Commission (i) the Pending Restatement and (ii) the financial statements required to be filed for fiscal quarters ending March 31, 2005, June 30, 2005 and September 30, 2005 and as a result, it is determined that
     (y) the Borrower's Consolidated EBITDA for the four fiscal quarters ending September 30, 2005, is less than $163,000,000 or (z) the Borrower's Consolidated Net Worth (excluding any adjustments made in clause (ii) of the definition of Consolidated Net Worth) as of the fiscal quarter ending September 30, 2005 is less than $651,000,000.

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions (whether before or after the Closing Date), at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Article, the Commitments shall automatically terminate (whether before or after the Closing Date) and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


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

                                   ARTICLE 9.

                            THE ADMINISTRATIVE AGENT

          Section 9.1 Appointment of Administrative Agent.

          Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Section 9.2 Nature of Duties of Administrative Agent.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable (provided that the Borrower reserves any and all rights and claims against any Lender, including the Administrative Agent in its capacity as a Lender) for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          Section 9.3 Lack of Reliance on the Administrative Agent

          Each of the Lenders, acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

          Section 9.4 Certain Rights of the Administrative Agent

          If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person (provided that the Borrower reserves any and all rights and claims against any Lender, including the Administrative Agent in its capacity as a Lender) by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

          Section 9.5 Reliance by Administrative Agent

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

          Section 9.6 The Administrative Agent in its Individual Capacity.

          The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

          Section 9.7 Successor Administrative Agent

          (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

          (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and
     (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article VIII shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

          Section 9.8 Additional Agencies; No Duties Imposed Upon Syndication Agents or Documentation Agents.

          (a) The Administrative Agent shall have the right from time to time to designate one or more Syndication Agents and Documentation Agents. Upon any such designation, the Administrative Agent shall have the right to replace the cover page to this Agreement to reflect the addition of such Person as Syndication Agent and Documentation Agent, as the case may be.

          (b) None of the Persons designated as a "Syndication Agent" or "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Loan Documents other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons designated as a "Syndication Agent" or "Documentation Agent" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in Section 9.8, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 10.

                                  MISCELLANEOUS

          Section 10.1 Notices.

          Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

          (a)

          To the Borrower:

                                       The BISYS Group, Inc.
                                       90 Park Avenue
                                       New York, New York 10016
                                       Telephone No.: (212) 907-6000
                                       Telelcopy No.: (212) 907-6001
                                       Attention: Chief Financial Officer
                                       Telecopy Number: (212) 907-6001

          With a copy to:

                                       The BISYS Group, Inc.
                                       90 Park Avenue
                                       New York, New York 10016
                                       Attention: General Counsel
                                       Telecopy No.: (212) 907-6035

          To the Administrative Agent:

                                       SunTrust Bank
                                       303 Peachtree Street, N. E., 3rd Floor
                                       Atlanta, Georgia 30308
                                       Attention: Timothy M. O'Leary
                                       Telecopy Number: (404) 581-1775

                                       With a copy to:

                                       SunTrust Capital Markets, Inc.
                                       303 Peachtree Street, N. E.,
                                       24th Floor, Atlanta, Georgia 30308
                                       Attention: Jeffrey R. Titus
                                       Telecopy Number: (404) 827-6514

          To the Issuing Bank:         SunTrust Bank
                                       25 Park Place, N. E./16th Floor
                                       Atlanta, Georgia 30303
                                       Attention: Bonnie L. Anderson
                                       Telecopy Number: (404) 588-8129

          To any other Lender:         the address set forth in the
                                       Administrative Questionnaire

          (b) if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

          Section 10.2 Waivers; Amendments

          (a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph
     (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan and/or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

          (b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, or increase the amount of the Letter of Credit Commitment without the consent of the Issuing Bank, (ii) reduce the principal amount of any Loan or any reimbursement obligation with respect to a LC Disbursement, or reduce the rate of any interest (other than under Section 3.1(d)), or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party affected thereby, (iii) postpone the date of payment at stated maturity of any Loan, the date of any amortization payment under Section 2.8(b) or the date of payment of any reimbursement obligation with respect to an LC Disbursement, any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Revolving Commitments without the written consent of each Credit Party affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by Section 2.11(b), without the written consent of each Credit Party affected thereby, (v) change any of the provisions of this Section or the definitions of the terms "Required Lenders" any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or change the currency in which Loans are to be made, Letters of Credit are to be issued or payment under the Loan Documents is to be made, or add additional borrowers, without the written consent of each Lender, (vi) release any Subsidiary Guarantor from its Guarantee under the Guarantee Documents (except as expressly provided therein or in this Credit Agreement, including Section 6.13), or limit its liability in respect of such Guarantee, without the written consent of each Lender, provided that a Subsidiary Guarantor which, as of the last day of the most recently completed fiscal quarter, represented less than 3% of Consolidated Total Assets and which represented less than 3% of Consolidated EBITDA for the four consecutive quarter period ending on such day, may be released from its Guarantee under the Guarantee Documents or its liability limited in respect of such Guarantee so long as the sum of the percentages of Consolidated Total Assets and Consolidated EBITDA for all Subsidiary Guarantors released under this proviso does not exceed 10% and the Required Lenders consent thereto in writing, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Issuing Bank, as applicable.

          Section 10.3 Expenses; Indemnity; Damage Waiver

          (a) The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of each Loan Document or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of any counsel for any Credit Party and any consultant or expert witness fees and expenses, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall defend and indemnify each Credit Party and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof including any refusal of the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or, the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as applicable, an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is the sum of such Lender's unused Commitments, the outstanding principal balance of such Lender's Loans and such Lender's LC Exposure and the denominator of which is the sum of the unused Commitments, the outstanding principal balance of all Lenders Loans and the LC Exposure of all Lenders (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Lender shall have any unused Commitments, outstanding Loans or LC Exposure at such time, as of the last time at which any Lender had any unused Commitments, outstanding Loans or LC Exposure), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent or the Issuing Bank, as applicable, in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or any Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

          Section 10.4 Successors and Assigns

          (a) The provisions of the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in the Loan Documents, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Revolving Commitment or obligations in respect of its LC Exposure and/or Term Commitment and the applicable Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or any portion of its Revolving Commitment or obligations in respect of its LC Exposure, the Issuing Bank) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed)),
     (ii) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment and/or Term Commitment, as applicable, and the applicable Loans at the time owing to it, the aggregate amount of the Revolving Commitment and/or Term Commitment (or Term Loans), as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Borrower and the Administrative Agent otherwise consent, (iii) no assignments to the Borrower or any of its Affiliates shall be permitted,
     (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with, unless otherwise agreed by the Administrative Agent, a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.5, 3.6, 3.7 and 10.3). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph
     (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Borrower and each Credit Party may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Credit Agreement unless it has been recorded in the Register as provided in this paragraph. Unless an assignee shall already be a Lender hereunder, the Borrower shall execute and deliver a Note to such assignee.

          (e) Any Lender may, without the consent of the Borrower or any Credit Party, sell participations to one or more banks or other entities other than the Borrower or any of its Affiliates (each such bank or other entity being called a "Participant") in all or a portion of such Lender's rights and obligations under the Loan Documents (including all or a portion of its Commitments, LC Exposure and outstanding Loans owing to it), provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.11(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 3.5 or 3.7 than the Lender that sold the participation to such Participant would have been entitled to receive with respect to the interest in the Loan Documents subject to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.7(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto.

          Section 10.5 Survival

          All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any LC Disbursement or any fee or any other amount payable under the Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.5, 3.6, 3.7 and 10.3, 10.9, 10.10 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the LC Disbursements, the expiration or termination of the Letters of Credit and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.

          Section 10.6 Counterparts; Integration; Effectiveness

          This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to any Credit Party or the syndication of the credit facilities established hereunder constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

          Section 10.7 Severability

          In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          Section 10.8 Right of Setoff

          If an Event of Default shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Credit Agreement and the other Loan Documents held by it, irrespective of whether or not it shall have made any demand therefor and although such obligations may be unmatured. The rights of each of the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have. Each Lender agrees (i) to notify the Administrative Agent in writing within three business days after each such set-off and application made by such lender and (ii) to comply with Section 2.11(c) of this Agreement.

          Section 10.9 Governing Law; Jurisdiction; Consent to Service of
Process

          (a) This Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of New York located in New York County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) The Borrower irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

          Section 10.10 WAIVER OF JURY TRIAL

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          Section 10.11 Headings

          Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

          Section 10.12 Interest Rate Limitation

          Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or LC Disbursement, together with all fees, charges and other amounts that are treated as interest thereon under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") that may be contracted for, charged, taken, received or reserved by the Lender holding an interest in such Loan or LC Disbursement in accordance with applicable law, the rate of interest payable in respect of such Loan or LC Disbursement hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan or LC Disbursement but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or LC Disbursements or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          Section 10.13 Treatment of Certain Information

          Each Credit Party agrees to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any Subsidiary pursuant to this Credit Agreement which (a) is clearly identified by such Person as being confidential at the time the same is delivered to such Credit Party, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder, provided, however, that nothing herein shall limit the disclosure of any such information (i) to such of their respective Related Parties as need to know such information, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective lenders (i.e. assignees and/or Participants) or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) to any other Credit Party, (vi) in connection with any litigation to which any one or more of the Credit Parties is a party,

(vii) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to any of the Credit Parties on a non-confidential basis from a source other than the Borrower or any Subsidiary, or (C) was available to the Credit Parties on a non-confidential basis prior to its disclosure to any of them by the Borrower or any Subsidiary; and (viii) to the extent the Borrower shall have consented to such disclosure in writing.

                                   ARTICLE 11.

                               COLLATERAL SECURITY

          Section 11.1 Security of Borrower.

          (a) On and after the Term Loan Funding Date, the Obligations shall be secured by a perfected first priority pledge (subject only to Permitted Liens entitled to priority under applicable law) by the Borrower of one hundred percent (100%) of the Equity Interests of each of its direct Significant Subsidiaries, pursuant to the terms of the Pledge Agreement to which it is a party; provided, however, that the Borrower shall only be required to pledge sixty-five percent (65%) of the shares of Equity Interests of any Foreign Subsidiary; and, provided, further, that the Equity Interests of any Exempt Subsidiary shall not be pledged.

          (b) On and after the Collateral Trigger Date, the Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain assets of the Borrower (including the Equity Interests of any direct Subsidiary which is not a Significant Subsidiary provided, that the original certificates representing the Equity Interests of such Subsidiaries shall not be required to delivered to the Administrative Agent and provided, further, that the security interest shall cover only sixty-five percent (65%) of the shares of Equity Interests of any Foreign Subsidiary), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party; provided, however, such security interest shall not be required unless the Term Loan has been funded; and, provided, further, that the Equity Interests of any Exempt Subsidiary shall not be subject to the security interest.

          Section 11.2 Security of Subsidiaries.

          (a) On and after the Term Loan Funding Date, the obligations of the Subsidiary Guarantors under the Guarantee Agreement shall be in turn secured by a perfected first priority pledge by one hundred percent (100%) of the Equity Interests of each such Subsidiary's direct Significant Subsidiaries, pursuant to the terms of the Pledge Agreement to which it is a party; provided, however, that such Subsidiaries shall only be required to pledge sixty-five percent (65%) of the shares of Equity Interests of any Foreign Subsidiary; and, provided, further, that the original certificates representing the Equity Interests of any Subsidiary that is not a Significant Subsidiary shall not be required to delivered to the Administrative Agent; and provided, further, that the Equity Interests of any Exempt Subsidiary shall not be pledged.

          (b) On an after the Collateral Trigger Date, the obligations of the Subsidiary Guarantors under the Guarantee Agreement shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain assets of each such Subsidiary Guarantor (including the Equity Interests of any direct Subsidiary which is not a Significant Subsidiary provided, that the original certificates representing the Equity Interests of such Subsidiaries shall not be required to delivered to the Administrative Agent and provided, further, that the security interest shall cover only sixty-five percent (65%) of the shares of Equity Interests of any Foreign Subsidiary), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party; provided, however, such security interest shall not be required unless the Term Loan has been funded; and provided, further, that the Equity Interests of any Exempt Subsidiary shall not be subject to the security interest.

          Section 11.3 Validity of Liens.

          When granted, the Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral, including all bank accounts. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

          Section 11.4 Perfection Certificates and UCC Search Results.

          On or before the Collateral Trigger Date, the Administrative Agent shall have received from the Borrower and the Subsidiary Guarantors a completed and fully executed Perfection Certificate and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

          Section 11.5 Certificates of Insurance.

          On or before the Collateral Trigger Date, the Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, listing the Administrative Agent as loss payee and additional insured, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer); provided, however, such items shall not be required unless the Term Loan has been funded.


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                              THE BISYS GROUP, INC.
                                CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        THE BISYS GROUP, INC.


                                        By: /s/ Bruce D. Dalziel
                                            ------------------------------------
                                        Name: Bruce D. Dalziel
                                        Title: Executive Vice President & CFO


                                        SUNTRUST BANK, as a Lender, Issuing
                                        Bank, and as Administrative Agent


                                        By: /s/ Timothy M. O'Leary
                                            ------------------------------------
                                        Name: Timothy M. O'Leary
                                        Title: Director

                                        Revolving Commitment: $100,000,000

                                        Term Commitment: $300,000,000